                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED
                 BY RULE 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                         THE INTERPUBLIC GROUP OF COMPANIES, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                    THE INTERPUBLIC GROUP OF COMPANIES, INC.
                          1271 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10020

                                                                  April 17, 2002

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders of The Interpublic Group of Companies, Inc., to be held at 9:30 A.M. Eastern Time, on Monday, May 20, 2002. The meeting will be held in the Auditorium of the Equitable Center, 787 Seventh Avenue, New York, New York.

    The business to be considered is described in the attached notice of the meeting and Proxy Statement.

    In addition to these matters, there will be a report on the affairs of the Company, an opportunity for questions and comments by stockholders and a showing of selected commercials recently produced by the Company's subsidiaries.

    We hope you will be able to attend.

                                        Sincerely,

                                        John J. Dooner, Jr.
                                        CHAIRMAN OF THE BOARD, PRESIDENT
                                        AND CHIEF EXECUTIVE OFFICER

                    THE INTERPUBLIC GROUP OF COMPANIES, INC.
                          1271 AVENUE OF THE AMERICAS
                            NEW YORK, NEW YORK 10020

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 20, 2002

                            ------------------------

    The Annual Meeting of Stockholders of The Interpublic Group of Companies, Inc. (the "Company") will be held in the Auditorium of the Equitable Center, 787 Seventh Avenue, New York, New York, on Monday, May 20, 2002, at 9:30 A.M., Eastern Time, for the following purposes:

    1.  To elect nine directors;

    2. To consider and act upon a proposal to adopt the 2002 Performance Incentive Plan of the Company;

    3. To consider and act upon a proposal to confirm the appointment of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as independent accountants of the Company for the year 2002;

    4. To consider and act upon a proposed stockholder resolution regarding Northern Ireland; and

    5. To transact such other business as may properly come before the meeting and any adjournment thereof.

    The close of business on March 25, 2002 has been designated as the record date for the determination of stockholders entitled to notice of and to vote at this meeting and any adjournment thereof.

                                        By Order of the Board of Directors,

                                        Nicholas J. Camera
                                        SECRETARY

Dated: April 17, 2002

    Whether or not you plan to attend the meeting in person, please fill in, sign, date and promptly return the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States. The proxy is revocable, so that you may still vote your shares in person if you attend the meeting and wish to do so.

                    THE INTERPUBLIC GROUP OF COMPANIES, INC.

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

                                    GENERAL

INTRODUCTION

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Management") of The Interpublic Group of Companies, Inc. ("Interpublic" or the "Company") of proxies to be voted at the Annual Meeting of Stockholders, which will be held in the Auditorium of The Equitable Center, 787 Seventh Avenue, New York, New York, at 9:30 A.M., Eastern Time, on Monday, May 20, 2002.

    The address of the Company's principal executive office is 1271 Avenue of the Americas, New York, NY 10020. The Company's Annual Report to Stockholders together with this Proxy Statement and the enclosed form of proxy are first being sent to stockholders on or about April 17, 2002.

    Any proxy given in response to this solicitation may be revoked at any time before it has been exercised. The giving of the proxy will not affect your right to vote in person if you attend the meeting. If you do not attend the Annual Meeting, or if you attend and do not vote in person, the shares represented by your proxy will be voted in accordance with your instructions on the matters set forth in items 1 through 4. If no voting instructions are given with respect to any one or more of the items, a duly executed proxy will be voted on the uninstructed matter or matters as follows: FOR Management's nominees for election as directors, FOR the adoption of the 2002 Performance Incentive Plan of the Company, FOR the confirmation of PricewaterhouseCoopers LLP ("PricewaterhouseCoopers") as independent accountants for 2002 and AGAINST the stockholder resolution regarding Northern Ireland. A duly executed proxy also may be voted in the discretion of the proxy holders on any other matter submitted to a vote at the meeting.

OUTSTANDING SHARES

    The record date for the Annual Meeting is March 25, 2002. The outstanding capital stock of the Company at the close of business on March 25, 2002 consisted of 380,213,714 shares of Common Stock. Each share of Common Stock is entitled to one vote on all matters that are submitted to a vote of stockholders at the meeting. The following table sets forth information concerning direct and indirect beneficial ownership of the Company's Common Stock as of December 31, 2001 by persons known to the Company to have beneficial ownership of more than 5% of the Common Stock:

                                                               AMOUNT AND
                                                          NATURE OF BENEFICIAL
NAME AND ADDRESS                                              OWNERSHIP OF           PERCENT
OF BENEFICIAL OWNER                                         COMMON STOCK (1)         OF CLASS
-------------------                                       --------------------       --------
Putnam Investments, LLC. and subsidiaries...............      19,208,671(2)             5.0%
One Post Office Square
Boston, Massachusetts 02109

Capital Research and Management Company.................      45,506,560(3)            12.0%
333 South Hope Street
Los Angeles, CA 90071

------------------------
(1) Securities and Exchange Commission rules deem a person to be the beneficial owner of a security (for purposes of proxy statement disclosure) if that person has or shares either or both voting or dispositive power with respect to such security. Additionally, a security is deemed to be beneficially owned by a person who has the right to acquire beneficial ownership thereof within 60 days--for example, through the conversion of notes.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)

(2) This disclosure is based on information supplied by Putnam Investments, LLC. ("Putnam") in a Schedule 13G filed with the Securities and Exchange Commission on or about February 5, 2002. In this Schedule 13G, Putnam, a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., reported that it is the parent holding company of Putnam Investment Management, LLC., the investment adviser to the Putnam family of mutual funds, and The Putnam Advisory Company, LLC., the investment adviser to Putnam's institutional clients, and that these subsidiaries, collectively, have shared voting power with respect to 2,771,384 shares of Common Stock and shared dispositive power with respect to 19,208,671 shares of Common Stock.

(3) Based on information supplied by Capital Research and Management Company ("Capital") in a Schedule 13G filed with the Securities and Exchange Commission on or about February 11, 2002, in which Capital reported that it is an investment adviser that has sole dispositive power with respect to 45,506,560 shares of Common Stock including 443,360 shares issuable upon the assumed conversion of $25,168,000 principal amount of the Company's 1.87% Convertible Subordinated Notes due 2006.

    The following table sets forth information concerning the direct and indirect beneficial ownership of the Company's Common Stock as of March 25, 2002 by each director, each nominee for election as a director, each executive officer named in the Summary Compensation Table below, and all directors and executive officers of the Company as a group:

                                                   COMMON             OPTIONS
NAME OF                                             STOCK           EXERCISABLE
BENEFICIAL OWNER                             OWNERSHIP (1)(2)(3)   WITHIN 60 DAYS     TOTAL
----------------                             -------------------   --------------   ---------
Frank J. Borelli...........................          10,500              6,934         17,434
Reginald K. Brack..........................          12,500              2,510         15,010
Jill M. Considine..........................           6,000              2,510          8,510
John J. Dooner, Jr.........................       1,050,560            410,040      1,460,600
Richard A. Goldstein.......................           4,000                  0          4,000
H. John Greeniaus..........................          33,000              6,459         39,459
James R. Heekin III........................         224,863            216,100        440,963
Frank B. Lowe..............................         842,944            270,000      1,112,944
Bruce S. Nelson............................          37,356                  0         37,356
Sean F. Orr................................          41,394             16,800         58,194
Michael I. Roth............................           5,000                  0          5,000
J. Phillip Samper..........................          13,200              9,756         22,956
All directors and executive officers as a
  group....................................       2,366,916          1,311,507      3,678,423

------------------------

(1) Securities and Exchange Commission rules deem a person to be the beneficial owner of a security (for purposes of proxy statement disclosure) if that person has or shares either or both voting or dispositive power with respect to such security. Additionally, a security is deemed to be beneficially owned by a person who has the right to acquire beneficial ownership thereof within 60 days--for example, through the exercise of a stock option. Common Stock ownership set forth in this table includes unvested shares of restricted stock awarded under the 1997 Performance Incentive Plan and the Interpublic Outside Directors' Stock Incentive Plan due to the right of the persons identified to exercise voting power with respect to the shares.

(2) No individual identified in the table has beneficial ownership of more than 1% of the outstanding shares of Common Stock. The directors and executive officers as a group beneficially own less than 1% of the outstanding shares.

(3) In all cases, the beneficial ownership shown is direct.

VOTING

    Election of directors will be decided by a plurality of the votes cast by the holders of shares of Common Stock present in person or by proxy at the meeting and entitled to vote. Approval of Items 2 through 4 will require the affirmative vote of a majority of the shares present in person or by proxy at the meeting and entitled to vote. The Company's transfer agent tabulates the votes. Abstentions and broker non-votes are each tabulated separately and are counted toward the quorum. For Items 2 through 4, shares that are the subject of an abstention are included, as shares entitled to vote on the matter and, therefore, have the same effect as a vote against the matter. Shares, if any, that are the subject of a broker non-vote with respect to a particular matter are not included as shares entitled to vote on that matter.

STOCKHOLDERS' PROPOSALS TO BE PRESENTED AT 2003 ANNUAL MEETING

    Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders scheduled to be held on May 19, 2003, must be received by the Company by December 20, 2002, and must comply with applicable Securities and Exchange Commission regulations, in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. If notice of a proposal intended to be presented at the Annual Meeting is not received by the Company before March 5, 2003, the persons named as proxies in the Company's 2003 proxy material will have the discretionary authority to vote on the matter in accordance with their best judgment without disclosure in the proxy statement of such matter or of how the proxy holders intend to exercise their discretionary authority to vote on the matter.

                           1.  ELECTION OF DIRECTORS

    The directors of the Company to be elected at the Annual Meeting will hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualify or until their earlier death, resignation or removal. Certain biographical information concerning each of the Management's nominees is provided below. All of the nominees are currently serving as directors of the Company. The Management believes that each of the nominees will be available and able to serve as a director. However, if for any reason any of these persons should not be available or are unable to serve, all proxies will be voted for the remainder of those nominated and, unless the size of the Board of Directors is reduced, for a substituted nominee designated by the Management.

    The following information with respect to the principal occupation or employment, recent employment history, age and directorships in other companies is as of March 25, 2002, and has been furnished or confirmed to the Company by the respective nominees. Also listed are the committees of the Board of Directors on which each director serves.

    FRANK J. BORELLI has been Senior Advisor of Marsh & McLennan Companies, Inc. ("Marsh & McLennan") since his retirement on January 2, 2001. Prior to that time he was Senior Vice President of Marsh & McLennan from January through December 2000 and was Senior Vice President and Chief Financial Officer from 1984 through 1999. He is a director of Express Scripts, Inc. and was a Director of Marsh & McLennan until September 30, 2000. Mr. Borelli is past Chairman and Director of the Financial Executives International and is also Chairman Emeritus of the Board of Trustees of the New York City Chapter of the National Multiple Sclerosis Society, a Trustee of St. Thomas Aquinas College and Chairman of the Nyack Hospital. Mr. Borelli has been a director of Interpublic since 1995. Age 66.

CHAIRMAN OF THE AUDIT COMMITTEE. MEMBER OF THE COMPENSATION, EXECUTIVE POLICY AND FINANCE COMMITTEES.

    REGINALD K. BRACK is the Former Chairman and Chief Executive Officer of Time, Inc. From September 1994 to June 1997, Mr. Brack was Chairman of Time, Inc. and was its Chairman, President and

Chief Executive Officer from December 1986 until August 1994. Mr. Brack is also a director of Quebecor World, Inc. Mr. Brack has been a director of Interpublic since 1996. Age 64.

CHAIRMAN OF THE COMPENSATION COMMITTEE. MEMBER OF THE AUDIT, EXECUTIVE POLICY, FINANCE AND NOMINATING COMMITTEES.

    JILL M. CONSIDINE has been Chairman and Chief Executive Officer of The Depository Trust & Clearing Corporation since November 1999. The Depository Trust & Clearing Corporation is a holding company that is the parent of, and provides services to, the National Securities Clearing Corporation and The Depository Trust Company which is a large securities depository limited purpose trust company and clearing corporation. She has been Chairman and Chief Executive Officer of The Depository Trust Company since January 1999. She was President of the New York Clearing House Association from 1993 to 1998. She is a trustee of Atlantic Mutual Insurance Company and a director of its affiliate Centennial Insurance Company. She also is a director of Ambac Financial Group, Inc., Ambac Assurance Corporation and the Federal Reserve Bank of New York. Ms. Considine has been a director of Interpublic since February 1997. Age 57.

CHAIRMAN OF THE NOMINATING COMMITTEE. MEMBER OF THE AUDIT, FINANCE AND COMPENSATION COMMITTEES.

    JOHN J. DOONER, JR. became Chairman of the Board, President and Chief Executive Officer of Interpublic, effective December 15, 2000. Prior to that time, he was President and Chief Operating Officer of Interpublic from April 1, 2000 through December 14, 2000. Mr. Dooner was Chairman and Chief Executive Officer of McCann-Erickson WorldGroup from 1995 through March 2000 and previously was Chief Executive Officer of McCann-Erickson Advertising Worldwide from 1994 to 1995. From 1992 to 1994, Mr. Dooner was President of McCann-Erickson Advertising Worldwide. He served as President of McCann-Erickson North America from 1988 to 1992. Mr. Dooner has been a director of Interpublic since 1995. Age 53.

CHAIRMAN OF THE EXECUTIVE POLICY COMMITTEE. MEMBER OF THE FINANCE COMMITTEE.

    RICHARD A. GOLDSTEIN became Chairman and Chief Executive Officer of International Flavors & Fragrances Inc. in June 2000. He served as Business Group President of Unilever North American Foods from 1996 to June 2000 and as President and Chief Executive Officer of Unilever United States, Inc. from 1989 to 1996. Prior to that time, Mr. Goldstein served as Chairman and Chief Executive Officer of Unilever Canada Limited from 1984 to 1989. Mr. Goldstein has been a director of Interpublic since 2001. He also is a director of Legacy Hotels and of Fiduciary Trust Company International. Age 60.

MEMBER OF THE COMPENSATION COMMITTEE.

    H. JOHN GREENIAUS has been President of G-Force LLC since 1998. He was Chairman and Chief Executive Officer of Nabisco, Inc. from 1993 through 1997. Mr. Greeniaus has been a director of Interpublic since December 2001. He is a director of Pennzoil Quaker State Company and Primedia Inc. Age 57.

MEMBER OF THE COMPENSATION COMMITTEE.

    SEAN F. ORR has been Executive Vice President, Chief Financial Officer of Interpublic since June 1999 and a director of Interpublic since February 2000. Mr. Orr was Senior Vice President and Controller of Pepsico, Inc. from 1998 through June 1999. Prior to that time, he was Executive Vice President and Chief Financial Officer of the Frito Lay Company from 1994 through 1997. Age 47.

CHAIRMAN OF THE FINANCE COMMITTEE.

    MICHAEL I. ROTH has been Chairman and Chief Executive Officer of The MONY Group Inc. ("MONY") since February 1994. Mr. Roth has been a director of Interpublic since February 2002. He is also a director of Pitney Bowes Inc. Age 56.

MEMBER OF THE AUDIT AND FINANCE COMMITTEES.

    J. PHILLIP SAMPER Managing Director and Co-Founder of Gabriel Venture Partners L.L.C. since December 1998, was Chief Executive Officer and President of Avistar Systems Corp. from 1997 to October 1998. Prior to that time, Mr. Samper was Chairman, Chief Executive Officer and President of Quadlux, Inc. from 1996 to 1997. He was Chairman and Chief Executive Officer of Cray Research, Inc. during 1995 and was President of Sun Microsystems Computer Corporation from 1994 to 1995. Mr. Samper was Vice Chairman and Executive Officer of the Eastman Kodak Company from 1986 to 1989 and a member of the Board of Directors from 1983 to 1989. He was President and Chief Executive Officer of Kinder-Care Learning Centers from 1990 to 1991. Mr. Samper has been a director of Interpublic since 1990. Age 68.

MEMBER OF THE COMPENSATION AND NOMINATING COMMITTEES.

                 PRINCIPAL COMMITTEES OF THE BOARD OF DIRECTORS

    EXECUTIVE POLICY COMMITTEE--The Executive Policy Committee is authorized to exercise when the Board of Directors is not in session all powers of the Board of Directors which, under Delaware law and the By-Laws of the Company, may properly be delegated to a committee, except certain powers that have been delegated to other committees of the Board of Directors. The Executive Policy Committee did not hold any meetings in 2001.

    FINANCE COMMITTEE--The Finance Committee is authorized to review the financial affairs of the Company and make recommendations with respect thereto to the Board of Directors. It also approves capital budgets, guarantees by the Company of obligations of subsidiaries and affiliates and certain capital transactions (including mergers and acquisitions), and is the committee that administers the Interpublic Retirement Account Plan. The Finance Committee held twelve meetings in 2001.

    COMPENSATION COMMITTEE--The Compensation Committee is responsible for approving the compensation paid to officers of the Company and its subsidiaries. For these purposes, compensation is deemed to include: (1) salary, (2) deferred compensation, (3) bonuses and other extra compensation of all types, including long-term performance incentive awards under the Company's 1997 Performance Incentive Plan,(4) insurance paid for by the Company or any of its subsidiaries other than group plans, (5) annuities and individual retirement arrangements and
(6) Special Deferred Benefit Arrangements. The Compensation Committee also administers the 1997 Performance Incentive Plan (and its predecessors, the Long-Term Performance Incentive Plan, the Management Incentive Compensation Plan, the 1996 Stock Incentive Plan and the 1986 Stock Incentive Plan), the 1986 United Kingdom Stock Option Plan and the Employee Stock Purchase Plan (1995). The Compensation Committee held four meetings in 2001.

    NOMINATING COMMITTEE--The Nominating Committee is responsible for recommending to the Board of Directors the persons to be nominated for election to the Board of Directors. Stockholders who desire to recommend nominees for election at the Annual Meeting may do so by writing to the Secretary of the Company at the Company's principal executive office set forth in the second paragraph on page 1 of this Proxy Statement. Any such recommendation should be submitted prior to December 31 of the year preceding the Annual Meeting of Stockholders in question, and the recommendation will be given consideration by the Nominating Committee. The Nominating Committee held three meetings in 2001.

    AUDIT COMMITTEE--consists of members of the Board of Directors who cannot be officers or employees of the Company. There are currently four directors who serve on the Committee. The Audit Committee held eight meetings in 2001. Each member of the Audit Committee is independent as that term is defined by the listing standards of the New York Stock Exchange. The Audit Committee has adopted a written charter that sets forth its responsibilities and functions. A copy of the charter is furnished as Appendix B to this Proxy Statement. The Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to
(i) the annual financial information to be provided to stockholders and the Securities and Exchange Commission ("SEC"); (ii) the system of internal controls that management has established; and (iii) the internal and external audit process. In addition, the Audit Committee provides an avenue for communication between internal audit, the independent accountants, financial management and the Board. The Audit Committee reports its activities to the Board of Directors. Subject to the approval of the Board of Directors, the Audit Committee is responsible for the selection and retention of the Company's independent accountants and also reviews that firm's annual compensation.

                             AUDIT COMMITTEE REPORT

    The primary function of the Audit Committee is to assist the Board of Directors in its oversight of Interpublic's financial reporting process. The Committee operates pursuant to a Charter approved by the Board. Management is responsible for the Company's financial statements and overall reporting process, including the system of internal controls. The independent auditors are responsible for conducting annual audits and quarterly reviews of the Company's financial statements and expressing an opinion as to the conformity of the annual financial statements with generally accepted accounting principles. With respect to the year ended December 31, 2001, the Audit Committee has:

    - Reviewed and discussed the audited financial statements with management;

    - Reviewed with management and PricewaterhouseCoopers the selection, application and disclosure of the Company's critical accounting policies used in the preparation of the Company's annual audited financial statements;

    - Discussed with PricewaterhouseCoopers, the Company's independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees); and

    - Received the written disclosures and the letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with PricewaterhouseCoopers matters relating to that firm's independence and concluded that performance by PricewaterhouseCoopers of non-audit services for the Company is compatible with maintaining PricewaterhouseCooper's independence.

    Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

                                          Frank J. Borelli, Chairman
                                          Reginald K. Brack
                                          Jill M. Considine
                                          Michael I. Roth

ATTENDANCE AT BOARD OF DIRECTORS AND COMMITTEE MEETINGS

    The Board of Directors of the Company held ten meetings in 2001 and committees of the Board held a total of twenty-seven meetings. During 2001, Messrs. Goldstein and Lowe attended fewer than 75% of the total number of meetings of the Board of Directors and committees on which they served.

DIRECTORS' FEES

    Each director who is not an employee of the Company or one of its subsidiaries receives an annual retainer of $24,000 for serving as a director, an annual retainer of $2,000 for each committee on which he or she serves, a fee of $1,000 for each meeting of the Board attended and a fee of $1,000 for each committee meeting attended. The Chairman of the Compensation Committee and the Chairman of the Audit Committee each receives an additional retainer of $3,500 per year and the Chairman of the Nominating Committee receives an additional retainer of $3,000 per year.

    Mr. Goldstein has entered into an agreement with the Company, effective as of June 1, 2001, to defer the payment of all fees that he is entitled to receive as a director or as a member of any committee of the Board of Directors. The agreement provides that the amounts deferred will earn credits equivalent to interest in accordance with the terms of Interpublic's Plan for Credits Equivalent to Interest on Balances of Deferred Compensation Owing under Employment Agreements. Mr. Goldstein or his beneficiaries as the case may be, will receive the deferred amounts, together with accrued interest, in a lump-sum payment upon his death, disability or retirement from the Board.

    Each outside director who, as of December 31, 1995, had accumulated at least five years of service is entitled to receive an annual retirement benefit under the Interpublic Outside Directors' Pension Plan (the "Outside Directors' Pension Plan"). In general, the benefit becomes payable in the month following the month the director leaves the Board. The benefit is equal to the amount of the annual retainer paid to the director as a Board member in the year in which he or she ceased to serve as a director and will be paid for the same number of years as the director's years of service, up to a maximum of 15 years. In the event of the death of a director with a vested retirement benefit, the then present value of the director's unpaid retirement benefits will be paid to the surviving spouse or the estate of the director. Effective December 31, 1995, the Outside Directors' Pension Plan was terminated, except to the extent benefits were accrued prior to termination. As a result there have been no further accruals for the benefit of existing directors under the Outside Directors' Pension Plan for subsequent years. Any director with fewer than five years of service on the date that the Plan was terminated will not receive any benefits under the Plan.

    In 1994, the stockholders of the Company approved the Interpublic Outside Directors' Stock Incentive Plan (formerly called the Interpublic Outside Directors' Stock Option Plan). The Outside Directors' Stock Incentive Plan (the "Outside Directors' Plan") originally provided for an annual grant of options to purchase the number of shares of Common Stock having an aggregate fair market value of $30,000 on the date of grant. The Board of Directors has amended the Outside Directors' Plan effective as of May 17, 1999, to provide for an annual grant to each outside director of options covering 2,000 shares of Interpublic Common Stock. The exercise price of each option is equal to the fair market value of the Common Stock on the date of grant. The options become exercisable in full on the third anniversary after the date of grant and expire ten years after the date of grant.

    An outside director may exercise stock options granted prior to June 1, 1996 that are exercisable on the date of cessation of service for 90 days following cessation of service as a director, except that an outside director who is eligible to receive a benefit under the Outside Directors' Pension Plan may exercise such options for five years following the date of retirement from the Board of Directors, but in no event after the expiration of the ten-year option term. Options granted on or after June 1, 1996 that are exercisable at the time of cessation of service may be exercised for a period of three years following cessation of service, whether or not the director is eligible to receive a benefit under the Outside Directors' Pension Plan, but in no event after expiration of the ten-year option term.

    The Outside Directors' Plan also provides for periodic grants of 3,000 restricted shares of the Company's Common Stock to each outside director. The first grant was made in June 1996. An additional grant of 3,000 shares will be made every fifth year thereafter while the Outside Directors' Plan remains in effect. The outside director has all rights of ownership with respect to such restricted shares, including the right to vote and to receive dividends, except that, prior to the expiration of a five-year period after the date of grant (the "Restricted Period"), the outside director is prohibited from selling or otherwise transferring the shares. If, on or after the first anniversary of the grant, an outside director's service as a director terminates for any reason (including death) during the Restricted Period, the restrictions on transfer will lapse immediately in proportion to the number of months that have elapsed since the date of grant and the remainder of such restricted shares will be forfeited. If an outside director's service terminates for any reason (including death) before the first anniversary of the date of grant, all such restricted shares will be forfeited. The committee administering the Outside Directors' Plan may in its discretion direct the Company to make cash payments to an outside director to assist in satisfying the federal income tax liability with respect to the receipt or vesting of the restricted shares.

    On June 1, 2001, Mr. Borelli, Mr. Brack, Ms. Considine, Mr. Goldstein and Mr. Samper each received under the Outside Directors' Plan an award of stock options, covering 2,000 shares of Common Stock with an exercise price of $36.72 per share. On June 7, 1996, Messrs. Borelli and Samper each received under the Outside Directors' Plan a grant of 3,000 restricted shares. On June 6, 1997, Mr. Brack and Ms. Considine each received a grant of 3,000 restricted shares. On June 1, 2001, Messrs. Borelli, Samper and Goldstein each were awarded a grant of 3,000 restricted shares.

                       COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth information concerning the compensation paid by the Company and its subsidiaries to Mr. Dooner who served as the Chief Executive Officer during the last fiscal year, and each of the four other most highly compensated executive officers of the Company, who were serving as executive officers on December 31, 2001 (the "named executive officers"). In each instance, this compensation shown is for services rendered in all capacities for the three-year period ended on December 31, 2001. As used in this Proxy Statement, the executive officers of the Company include any director of the Company who serves as the chief executive officer of McCann-Erickson WorldGroup or The Lowe Group, both significant operating units of the Company.

                           SUMMARY COMPENSATION TABLE

                                          ANNUAL COMPENSATION                        LONG TERM COMPENSATION
                             ----------------------------------------------   -------------------------------------
                                                                                       AWARDS             PAYOUTS
                                                                    OTHER     ------------------------   ----------      ALL
                                                                   ANNUAL     RESTRICTED    SECURITIES                  OTHER
                              FISCAL                               COMPEN-       STOCK      UNDERLYING      LTIP       COMPEN-
NAME AND PRINCIPAL POSITION    YEAR     SALARY(2)     BONUS(3)    SATION(4)    AWARDS(5)     OPTIONS     PAYOUTS(6)   SATION(7)
---------------------------  --------   ----------   ----------   ---------   -----------   ----------   ----------   ---------
John J. Dooner, Jr.......      2001     $1,250,000   $  500,000   $ 73,246    $       -0-     100,000    $1,550,100   $  9,146
  Chairman of the              2000      1,155,000    1,500,000     94,713     14,921,875     568,000           -0-      8,883
  Board, President             1999        870,000    1,750,000     87,810            -0-         -0-     1,066,200      7,677
  and Chief Executive
  Officer

James R. Heekin III(1)...      2001     $  920,000   $  400,000   $ 77,002    $ 2,732,800     176,000    $  609,750   $750,552
  Chairman of McCann           2000        752,500    1,200,000    260,503      1,237,500      80,000           -0-        727
  Erickson WorldGroup and      1999        500,000      600,000         --      3,939,688     120,000       519,750      1,152
  Former Director of
  Interpublic

Frank B. Lowe............      2001     $1,000,000   $  100,000   $272,351    $ 3,416,000     270,000    $      -0-   $  9,559
  Chairman of The Lowe         2000        870,000      900,000    242,516            -0-         -0-     1,201,328      9,050
  Group and Former Director    1999        866,667    1,350,000    244,053            -0-         -0-     1,332,750      9,592
  of Interpublic

Bruce S. Nelson (1)......      2001     $  500,000   $  225,000   $     --    $       -0-      30,000    $       --   $  8,260
  Executive Vice President     2000        162,879      500,000         --        743,126      70,000            --      6,668
  and Chief Marketing          1999             --           --         --             --          --            --         --
  Officer

Sean F. Orr..............      2001     $  600,000   $  400,000   $     --    $       -0-      48,000    $  367,500   $  4,035
  Executive Vice President,    2000        575,000      625,000         --            -0-     100,000           -0-      4,291
  Chief Financial Officer      1999        291,667      550,000         --      1,557,500     176,800           -0-      4,202
  and Director

--------------------------

(1) Mr. Heekin has agreed to forego annual salary in the amount of $100,000 in consideration for the receipt of three Special Deferred Benefit Agreements which are more fully described in this Proxy Statement under the heading "Special Deferred Benefit Arrangements".

   Mr. Nelson has agreed to forego annual salary in the amount of $100,000 in consideration for the receipt of one Special Deferred Benefit Agreement which is more fully described in this Proxy Statement under the heading "Special Deferred Benefit Arrangements".

(2) The salaries of executive officers continuing to serve in the same position are generally reviewed every two years.

(3) Consists primarily of bonus payments made pursuant to the Company's Management Incentive Compensation Program ("MICP") under the 1997 Performance Incentive Plan.

(4) Other Annual Compensation for 2001 includes $21,744 in medical/dental coverage and $24,813 paid in respect of club dues on behalf of Mr. Dooner; $21,744 in medical/dental coverage and $42,006 club dues paid on behalf of Mr. Heekin; and $200,000 in reimbursement for housing expenses paid to or on behalf of Mr. Lowe.

   Other Annual Compensation for 2000 includes $40,976, paid in respect of spousal travel on behalf of Mr. Dooner; $200,000 in reimbursement for housing expenses paid to or on behalf of Mr. Lowe; and $220,029 in reimbursement for relocation expenses paid to or on behalf of Mr. Heekin.

                                         (FOOTNOTES CONTINUED ON FOLLOWING PAGE)

(FOOTNOTES CONTINUED FROM PRECEDING PAGE)

   Other Annual Compensation for 1999 includes $22,194 in medical/dental coverage and $42,773 paid in respect of spousal travel on behalf of Mr. Dooner; and $200,000 in reimbursement for housing expenses paid to or on behalf of Mr. Lowe.

(5) The number and value of shares of restricted stock held by the named executive officers at December 31, 2001 (based on the closing price of the Common Stock on December 31, 2001) are as follows: Mr. Dooner--680,000 shares ($20,087,200); Mr. Heekin--200,000 shares ($5,908,000); Mr. Lowe--
    100,000 shares ($2,954,000); Mr. Nelson--20,000 shares ($590,800) and
    Mr. Orr--40,000 shares($1,181,600). The shares of restricted stock shown in the table as awarded to each named executive officer other than Mr. Lowe have at least a four-year vesting period, subject to the discretion of the Committee administering the Plan to release the restrictions not earlier than one year after the grant date. Mr. Lowe will retire from full employment with the Company on January 2, 2003 (the "Retirement Date"). Under the Company's 1997 Performance Incentive Plan, the transfer restrictions on 100,000 shares of Common Stock awarded to Mr. Lowe on April 2, 2001 will lapse on the Retirement Date.

   Dividends on restricted stock are paid on the same basis as ordinary dividends on the Common Stock.

(6) Payouts under the Long-Term Performance Incentive Program are made at the end of four-year performance periods. These four-year periods begin at two-year intervals. The total payout for the 1997-2000 performance period was made in the first quarter of 2001. The total payout for the 1995-1998 performance period was made in the first quarter of 1999.

   As a result of the merger of operations of Ammirati Puris Lintas and The Lowe
    Group, the 1997-2000 performance period was reduced from a four-year to a three-year period for certain employees of these Interpublic subsidiaries. Mr. Lowe was the only named executive officer affected by this change. He received a payout for this performance period during the third quarter of 2000.

(7) All Other Compensation for 2001 consisted of: (i) the following amounts paid to the named executive officers as matching contributions under the Interpublic Savings Plan--Mr. Dooner--$8,594; Mr. Lowe--$7,975; Mr. Nelson--$7,708 and Mr. Orr--$3,675 and (ii) premiums paid by the Company on group life insurance--Mr. Dooner--$552; Mr. Heekin--$552; Mr. Lowe--$1,584; Mr. Nelson--$552 and Mr. Orr--$360.

   In addition, the Company made a one-time payment to Mr. Heekin of $750,000 based on a determination that the number of performance units granted to him for the 1997-2000 performance period under the Company's Long-term Performance Incentive Program did not adequately reflect his increased responsibilities and his contribution to the profitability of the Company over that four-year period.

                          STOCK OPTION GRANTS IN 2001

    The following table provides information on grants of stock options in 2001 to the named executive officers and the estimated grant date present value of the options.

                               INDIVIDUAL GRANTS

                          NUMBER OF SECURITIES
                           UNDERLYING OPTIONS
                                GRANTED           % OF TOTAL OPTIONS                                 GRANT DATE
                            (#)(1),(2),(3),      GRANTED TO EMPLOYEES     EXERCISE     EXPIRATION     PRESENT
NAME                          (4) AND (5)           IN FISCAL YEAR      PRICE ($/SH)      DATE      VALUE ($)(6)
----                      --------------------   --------------------   ------------   ----------   ------------
John J. Dooner, Jr......        100,000(1)                .99%            $40.4688       1/ 2/11     $1,374,000
James R. Heekin III.....         64,000(2)                .64%            $40.4688       1/ 2/11     $  879,360
                                112,000(2)               1.11%            $34.2600       3/29/11     $1,284,640
Frank B. Lowe...........        270,000(3)               2.69%            $40.4688       1/ 2/11     $3,709,800
Bruce S. Nelson.........         30,000(4)                .30%            $40.4688       1/ 2/11     $  412,200
Sean F. Orr.............         48,000(5)                .48%            $40.4688       1/ 2/11     $  659,520

--------------------------

(1) Mr. Dooner was granted a stock option award on January 2, 2001. The award, covering 100,000 shares of Common Stock, becomes exercisable on January 1, 2005.

   The option granted to Mr. Dooner has a ten-year term and has an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant.

(2) Mr. Heekin was granted a stock option award covering 64,000 shares of Common Stock on January 2, 2001. This option becomes exercisable on January 1, 2005. Mr. Heekin received two other stock option awards on March 29, 2001. These two awards, covering an aggregate of 112,000 shares of Common Stock, become exercisable as to: (a) 12,000 shares of Common Stock on January 1, 2003; (b) 40,000 shares of Common Stock on March 29, 2004; (c) 30,000 shares of Common Stock on March 29, 2005 and (d) 30,000 shares of Common Stock on March 29, 2006. All options have a ten-year term from date of grant and an exercise price equal to 100% of the fair market value of the Common Stock on the date the award was made.

(3) Mr. Lowe received a stock option award covering 270,000 shares of Common Stock on January 2, 2001. The award becomes exercisable as to 20,000 shares on January 1, 2003 and as to 250,000 shares on the Retirement Date (January 2, 2003). Although the option has a ten-year term from the date of grant, the option will only be exercisable for a three-year period after the Retirement Date in accordance with the Company's 1997 Performance Incentive Plan. The shares subject to the option have an exercise price equal to 100% of the fair market value of the Common Stock on the date that the award was made.

(4) Mr. Nelson was granted an award of stock options covering 30,000 shares of Common Stock on January 1, 2001. The option becomes exercisable on January 1, 2005, has a ten-year term from the date of grant and is exercisable at a price equal to 100% of the fair market value of the Common Stock on the date the award was made.

(5) Mr. Orr was granted an award of stock options on January 1, 2001. The award, covering 48,000 shares of Common Stock becomes exercisable on January 1, 2005. The options granted to Mr. Orr have a ten-year term and an exercise price equal to 100% of the fair market value of the Common Stock on the date of grant.

(6) The grant date present value of each of the stock option awards to the named executive officers is calculated using the Black Scholes Option Pricing Model and assumes the options are held for six years. The options awarded to the named executive officers on January 2, 2001 include the following assumptions: volatility of 27.95%, dividend yield of .94% and risk-free rate of return of 4.91%. The calculations with respect to Mr. Heekin's stock option award on March 29, 2001 include the following assumptions: volatility of 28.47%, dividend yield of 111% and risk-free rate of return of 4.85%.

     AGGREGATED OPTION EXERCISES IN 2001 AND FISCAL YEAR-END OPTION VALUES

    The following table provides information on stock option exercises and the number and the year-end value of options held by the named executive officers.

                                                                      NUMBER OF SHARES
                                                                         UNDERLYING               VALUE OF UNEXERCISED
                                                                   UNEXERCISED OPTIONS AT         IN-THE-MONEY OPTIONS
                                                                    DECEMBER 31, 2001 (#)        DECEMBER 31, 2001($)(1)
                          SHARES ACQUIRED                        ---------------------------   ---------------------------
NAME                      ON EXERCISE (#)   VALUE REALIZED ($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      ---------------   ------------------   -----------   -------------   -----------   -------------
John J. Dooner, Jr......         None             --               410,040         938,000     $6,895,327     $ 1,497,990
James R. Heekin III.....         None                              204,100         436,000      3,219,444          54,554
Frank B. Lowe...........         None             --               270,000         510,000      4,179,519       1,198,392
Bruce S. Nelson.........         None                                  -0-         100,000         --             --
Sean F. Orr.............         None             --                16,800         308,000         --             --

------------------------

(1) Based on the closing price of the Common Stock on December 31, 2001.

                   LONG-TERM INCENTIVE PLAN -- AWARDS IN 2001

                                                                                   ESTIMATED FUTURE PAYOUTS
                                                                                     UNDER NON-STOCK PRICE
                                                                                          BASED PLANS
                                                              PERFORMANCE      ---------------------------------
                           ALLOCATION OF       NUMBER OF    OR OTHER PERIOD
                            PERFORMANCE       PERFORMANCE   UNTIL MATURATION   THRESHOLD    TARGET      MAXIMUM
NAME                           UNITS           UNITS (#)       OR PAYOUT          ($)         ($)         ($)
----                     ------------------   -----------   ----------------   ---------   ---------   ---------
John J. Dooner, Jr.....    IPG Worldwide         20,000        2001-2004        400,000    2,300,000   3,500,000
James R. Heekin III....   McCann-Erickson           600        1999-2002         12,000       69,000     105,000
                              Europe
                          McCann-Erickson         2,400        1999-2002         48,000      276,000     420,000
                             Worldwide
                          McCann Erickson        16,000        2001-2004        320,000    1,840,000   2,800,000
                            WorldGroup
Frank B. Lowe..........   Lowe Worldwide          2,000        2000-2002         40,000      230,000     350,000
                          Lowe Worldwide         11,000        2001-2004        220,000    1,265,000   1,925,000
                         Octagon Worldwide        3,000        2001-2004         60,000      345,000     525,000
Bruce S. Nelson........    IPG Worldwide          6,000        2001-2004        120,000      690,000   1,050,000
Sean F. Orr............    IPG Worldwide         12,000        2001-2004        240,000    1,380,000   2,100,000

    The Long-Term Performance Incentive Program (the "LTPIP") provides for awards at two-year intervals of "performance units" to select employees of the Company or its subsidiaries who are members of the Development Council of the Company and its subsidiaries. The value of the performance units, which are settled in cash, is tied to the annual growth of operating profits of the office, agency or regional or worldwide agency system with which the employee is principally associated. Such performance units are awarded with a provisional value of $100, which may increase to as much as $175. The value may decrease to as little as zero, with the increase or decrease depending in each case on the extent to which the growth rates of operating profit of the applicable operating components exceed or fall short of pre-established compound growth rates in operating profit over a period of four calendar years (a "performance period").

    The threshold growth rate objective is based on 8% growth in cumulative compound operating profit of an operating component during a performance period, resulting in a threshold payout of $20 per performance unit. Failure to reach the threshold growth rate will result in a zero award. The LTPIP does not provide for a target performance level. A target growth rate of 15% has been assumed for purposes of this presentation. This growth rate would result in a target payout of $115 per performance unit. The maximum growth rate objective is 27% resulting in a maximum payout of $175 per performance unit.

    During 2001, Mr. Heekin received an increase of three thousand performance units awarded to him for the 1999-2002 performance period because of his promotion to Chairman and Chief Executive Officer of McCann-Erickson Worldwide. During 2001, Mr. Lowe received an increase of two thousand performance units awarded to him for the 2000-2002 performance period in connection with the negotiation of a new employment agreement.

                     EMPLOYMENT AGREEMENTS, TERMINATION OF
                 EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

EMPLOYMENT AGREEMENTS

    Each of the following named executive officers has an employment agreement with the Company providing for the annual compensation and termination dates set forth below:

NAME                                                            SALARY     EXPIRATION DATE (1)
----                                                          ----------   -------------------
John J. Dooner, Jr..........................................  $1,250,000   December 31, 2003

James R. Heekin III.........................................     970,000   December 31, 2003

Frank B. Lowe...............................................   1,000,000   January 2, 2003

Bruce S. Nelson.............................................     500,000   August 31, 2005

Sean F. Orr.................................................     600,000   May 31, 2004

------------------------

(1) Each employment agreement is terminable by either party at any time upon twelve months' notice.

SPECIAL DEFERRED BENEFIT ARRANGEMENTS

    In addition to an employment contract, each of the named executive officers has entered into special deferred benefit agreements with Interpublic as described below.

    Mr. Dooner is a party to two agreements which in the aggregate provide that if he dies while he is employed by the Company $186,000 per year will be paid to his beneficiaries for 15 years following his death. Alternatively, if he retires, resigns or is otherwise no longer in the employment of the Company on or after his 55th birthday he will be paid benefits for 15 years ranging from $130,200 to $186,000 per year, depending upon the year his employment terminates. In the event Mr. Dooner's employment terminates prior to his 55th birthday, other than by reason of death, he will be paid lesser sums but not less than an aggregate of $500,000. The Company also has entered into an agreement with Mr. Dooner which provides that if he dies while he is employed by the Company, his beneficiaries will receive $88,500 annually for 15 years. Alternatively when he retires from the Company, the Company will pay him retirement benefits at the rate of $88,500 per year for 15 years.

    After his retirement, if he were to die before all payments were made under these agreements, the Company would make the remaining payments to his beneficiaries.

    Mr. Heekin is a party to three agreements which provide that if he dies while he is employed by the Company, an aggregate of $272,500 will be paid to his beneficiaries for 15 years following his death. Alternatively, if he retires, resigns or is otherwise no longer employed by the Company on or after his 55th birthday he will be paid benefits for 15 years in the aggregate ranging from $164,950 to $272,500 per year, depending upon the year his employment terminates. Two of these agreements provide that in the event Mr. Heekin's employment terminates prior to his 55th birthday, other than by reason of death, he will be paid lesser sums not in excess of $350,000. One other agreement provides that in the event that Mr. Heekin's employment terminates prior to his 55th birthday, other than by reason of death, he will be paid lesser sums than described above, but not less than $326,575. The Company also has entered into another agreement with Mr. Heekin which provides that if he dies while employed by the Company, $50,000 will be paid to his beneficiaries for 15 years following his death. If he retires, resigns or is otherwise no longer employed by the Company on or after his 58th birthday, he will be paid benefits for 15 years ranging from $38,000 to $50,000 per year, depending upon the year that his employment terminates. If Mr. Heekin's employment terminates prior to his 58th birthday, other than by reason of death, he will be paid lesser sums not to exceed $200,000.

    After he retires, if he were to die before all payments were made under these agreements, the Company would make the remaining payments to his beneficiaries.

    Mr. Lowe is a party to three Special Deferred Benefit Arrangements with the Company. In connection with his retirement from the Company, the Company has agreed to certain amendments to those arrangements that increase the payments to be made to him and allow him to defer commencement of payments beyond the date of his retirement. Under these arrangements, as amended, if Mr. Lowe dies on or after his 60th birthday, Interpublic will pay his beneficiaries aggregate benefits of $556,200 per year for a period of 15 years. If he retires, resigns or is no longer employed by the Company as an employee or as a consultant he will receive benefits for fifteen years ranging from $300,000 per year if he elects to begin receiving benefits on his 60th birthday, to $556,200 per year, if he elects to begin receiving benefits on his 64th birthday. However, if he is disabled at any time prior to the date that he elects to begin receiving benefits, he will receive a benefit of $500,000 per year for a period of 15 years. This disability benefit would be in lieu of all other payments to which he otherwise would be entitled under his Special Deferred Benefit Arrangements.

    After he retires, if he were to die before all payments were made under these agreements, the Company would make the remaining payments to his beneficiaries.

    Mr. Nelson is a party to two agreements with the Company. The first agreement provides that if he dies while he is employed by the Company, $280,000 per year will be paid to his beneficiaries for fifteen years following his death. If he retires, on or after his 60th birthday, he will be paid a benefit of $280,000 per year for fifteen years. If he retires, resigns or his employment is terminated with the Company on or after his 50th birthday but prior to his 60th birthday, he will receive benefits for 15 years ranging from $156,000 to $270,160 depending upon the year his employment terminates. The second agreement provides that if he dies while he is employed by the Company, $120,000 per year will be paid to his beneficiaries for fifteen years following his death. If he retires on or after his 60th birthday, the Company will pay him a benefit of $120,000 per year for fifteen years. If he retires, resigns or his employment with the Company terminates on or after his 55th birthday but prior to his 60th birthday, the Company will pay him benefits for 15 years ranging from $62,400 to $112,800 depending upon the year he leaves the Company. If Mr. Nelson's employment with the Company terminates (other than by reason of death) prior to his 55th birthday, he will receive lesser sums not to exceed $600,000.

    If Mr. Nelson were to die before all payments were made under these agreements, the Company would make the remaining payments to his beneficiaries.

    Mr. Orr is a party to an agreement which provides that if he dies while he is employed by the Company, $165,000 per year will be paid to his beneficiaries for 15 years following his death. Alternatively, if he retires, resigns or is otherwise no longer employed by the Company on or after his 55thbirthday, he will be paid benefits for 15 years ranging from $115,500 to $165,000 per year, depending upon the year his employment terminates. In the event Mr. Orr's employment terminates prior to his 55th birthday, other than by reason of death, he will be paid a sum of no more than $400,000.

    After he retires, if he were to die before all payments were made under these agreements, the Company would make the remaining payments to his beneficiaries.

EXECUTIVE SEVERANCE AGREEMENTS

    The named executive officers other than Mr. Nelson each have an agreement with the Company pursuant to which (a) sums previously deferred pursuant to employment agreements and the Management Incentive Compensation Plans of the Company and its subsidiaries and amounts payable under Special Deferred Benefit Agreements would become payable within 30 days following a "Change of Control" of the Company, if the individual had so elected prior to the Change of Control, and (b) a cash severance payment would become payable to such individual if, within two years after the Change of Control, his employment should be terminated by the Company (except for "cause") or the individual should resign for "good reason".

    The agreements provide that a Change of Control occurs if: (a) any person other than Interpublic or any of its subsidiaries, becomes the beneficial owner (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of 30% or more of the combined voting power of Interpublic's then outstanding voting securities; (b) the stockholders approve an agreement to merge or consolidate with another corporation (other than a subsidiary of Interpublic) or an agreement to sell or dispose of all or substantially all of the business or assets of Interpublic; or (c) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election or the nomination for election by Interpublic's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

    The agreements provide, for purposes of determining an executive's right to receive severance payments only, that Interpublic shall have cause to terminate an executive, following a Change of Control, if the executive: (a) engages in conduct that constitutes a felony and that results in the personal enrichment of the executive at the Company's expense; (b) refuses to substantially perform his responsibilities for the Company; or (c) deliberately and materially breaches any agreement between himself and the Company and fails to remedy that breach within a 30-day cure period.

    For purposes of determining an executive's right to receive severance payments only, an executive under the terms of the agreements may resign for "good reason" if, without his consent, in any circumstance other than his disability, his office in the Company or the geographical area of his employment should be changed or his compensation should not continue to be paid and increased on the same basis as had been in effect prior to the Change of Control or the individual should determine in good faith that the Company had, without his consent, effected a significant change in his status within, or the nature or scope of his duties or responsibilities with, the Company and the Company failed to cure such situation within 30 days after written notice from the individual.

    The severance payment would be three times the individual's average annual compensation during the two calendar years ended prior to the date of the Change of Control, plus a partial annual bonus based on the prior year's bonus prorated for the elapsed portion of the year in which employment terminated. The average compensation used in calculating the severance payment would be the individual's taxable compensation plus any deferred compensation accrued during the two relevant years, but would not include any deferred compensation earned in prior years but paid during the two years and would not include any taxable compensation relating to any stock option or restricted stock plan of the Company.

    Each contract includes the agreement of the individual providing that if the individual's employment terminates in circumstances entitling him to a severance payment, he will, for a period of 18 months following the termination of his employment, neither (a) solicit any employee of the Company or any of its subsidiaries to leave such employ to enter into the employ of the individual, or any person or entity with which the individual is associated, nor (b) solicit or handle, on his own behalf or on behalf of any person or entity with which he is associated, the advertising, public relations, sales promotion or market research business of any advertiser which was a client of the Company or any of its subsidiaries on the date the individual's employment terminates.

    The agreements give the individuals who are parties thereto an option to limit payment under the agreements to such sum as would avoid subjecting the individual to the excise tax imposed by Section 4999 of the Internal Revenue Code.

CERTAIN RETIREMENT ARRANGEMENTS

    Mr. Lowe will retire as a full time employee of the Company on January 2, 2003. In connection with his retirement, Interpublic and Mr. Lowe, in December 2001, entered into an agreement concerning his retirement that includes the following terms: (a) until the date of his retirement, Mr. Lowe will serve as Chairman of Lowe Worldwide and of Octagon, acting as needed, in an advisory capacity to the Chief Executive Officer of those companies; (b) until his retirement, Interpublic has agreed that it will recommend that Mr. Lowe be issued additional stock options to acquire Common Stock consistent with those issued to other senior executives at his level, with the understanding that this includes a grant of options to purchase 100,000 shares in January 2002 (c) until his retirement, Mr. Lowe will be eligible for bonus payments under the MICP consistent with other senior executives at his level, and (d) with respect to payouts under the Company's Long-Term Performance Incentive Program, the Company will recommend to the Compensation Committee that the performance units granted to Mr. Lowe for the performance periods ending after 2002 will be prorated to 75% of their value at the date of his retirement.

    Under the agreement, Mr. Lowe, following his retirement will act as a consultant to Lowe Worldwide with the title of "Non-Executive Chairman" for an initial term of one year, and thereafter subject to renewal by mutual agreement. As compensation for his consulting services, Mr. Lowe will receive a consulting fee of $250,000 per year. In addition, Interpublic has agreed to increase by $250,000 the benefits provided under his Special Deferred Benefit Arrangements and to make other changes in those arrangements. SEE "Special Deferred Benefit Arrangements" above. Also, at the end of the one-year term of the consulting arrangement, Mr. Lowe will be eligible for a bonus based on the recommendation and approval of the management of Lowe Worldwide. During that year, Interpublic will provide him with an office, secretary and driver in London.

RETIREMENT PLAN

    As of January 1, 1992, the Company adopted the Interpublic Retirement Account Plan to provide benefits under a "cash balance formula" to employees of Interpublic and most of its domestic subsidiaries who have at least five years of service. Each year a participant's account balance is credited with an amount equal to a percentage of the participant's annual compensation and interest credits. The percentage of annual compensation varies based on the sum of the participant's age and years of service from 1.5% for participants with a sum less than 40 years to 5% for participants with a sum of 80 or more years. Interest credits are based on the 1-year U.S. Treasury bill rate plus 1 percentage point, compounded quarterly, and are guaranteed to be at least 5% per year, compounded quarterly.

    Until July 31, 1987, employees of the Company and most of its domestic subsidiaries were entitled in general to receive at retirement a monthly retirement benefit pursuant to a defined benefit pension formula computed as a percentage of average monthly compensation during the five consecutive calendar years with highest compensation with certain exclusions. The percentage of average monthly compensation used to calculate the monthly benefit was determined by multiplying the number of years of accredited service (which is defined in the Plan as the period of participation in the Plan) by 1.3%.

    Beginning July 31, 1987, the method of calculating the pension benefit was changed to a career average formula based on annual compensation. The percentage of annual compensation used to calculate the benefit was 1% of each year's compensation up to $15,000 plus 1.3% of any compensation in excess of that amount.

    Participants under the defined benefit pension formula on December 31, 1991, had their normal retirement benefit converted on an actuarial basis into an "opening cash balance" as of January 1, 1992. In addition, participants continued to accrue benefits pursuant to the career average formula and became eligible to receive upon retirement the higher of (1) the participant's benefit under the cash balance formula or (2) the participant's accrued retirement benefit under the career average formula as of December 31, 1991, plus any accrual after that date calculated pursuant to the career average formula. Employees joining the Company after December 31, 1991, were eligible to accrue benefits only under the cash balance formula.

    With certain minor exceptions, "compensation" under the career average formula as well as the cash balance formula includes all compensation subject to federal income tax withholding. Annual compensation for pension accruals since December 31, 1988 has been limited by federal tax law.

    As of March 31, 1998, the Company froze benefit accruals under the Interpublic Retirement Account Plan and participants whose benefits were not already vested became fully vested as of April 1, 1998. Retirement account balances as of that date will continue to be credited with interest until benefits begin in accordance with the generally applicable Plan provisions, but additional Company allocations have been discontinued as of March 31, 1998.

    Effective April 1, 1998, employees with five or more years of Retirement Account Plan participation began to participate in a new Compensation Plan. Under the new Compensation Plan, an account is established for each eligible employee and credited with up to ten annual allocations depending on the employee's years of participation in the Retirement Account Plan. Each annual allocation approximates the discontinued allocations under the Retirement Account Plan. In general, the balance in each employee's account begins to vest gradually after five years of participation in the new Compensation Plan. Payouts generally are made while the employee is still employed by the Company or one of its subsidiaries.

    The estimated annual retirement benefit that each of the named executive officers (other than Mr. Orr) would receive at the normal retirement age of 65, payable as a straight life annuity under the Interpublic Retirement Account Plan is as follows: Mr. Dooner--$62,185; Mr. Heekin--$3,831, Mr. Lowe--$6,414 and
Mr. Nelson--$58,259. Alternatively, each of them could take the benefit as a lump sum estimated as follows: Mr. Dooner--$710,194; Mr. Heekin--$42,563, Mr. Lowe--$71,252 and Mr. Nelson--$665,358.

    Prior to normal retirement age, under the New Compensation Plan, Mr. Dooner will receive a total distribution of $108,500 and Mr. Lowe will receive a total distribution of $59,099.

    Mr. Heekin is not eligible to participate in the New Compensation Plan because he had less than five years of participation under the Interpublic Retirement Account Plan at the time benefit accruals were frozen.

    Mr. Nelson is not eligible to participate in the New Compensation Plan because he was not employed with the Company at the time the New Compensation Plan became effective.

    Mr. Orr is not entitled to receive benefits under the Interpublic Retirement Account Plan or the New Compensation Plan because he was hired by Interpublic after the Retirement Account Plan was frozen.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

COMPENSATION POLICIES FOR EXECUTIVE OFFICERS

    The Company's overall business strategy is to increase shareholder value over the long term. Consistent with this strategy, the Compensation Committee has endeavored to develop and administer compensation policies that are linked to the successful achievement of the Company's strategy.

    The objective of the Company's executive compensation program is to provide key executives with short-term and long-term compensation opportunities that will enhance shareholder value by motivating executives, increasing retention and rewarding outstanding individual and Company performance.

    The compensation paid to executives consists of a base salary and incentive compensation which may be earned only if the Company's financial performance meets or exceeds annual growth targets. Incentive opportunities for the most part are long term, as well as at risk and equity oriented. Those incentive opportunities are provided pursuant to one or more of the following programs covered under the Company's shareholder-approved 1997 Performance Incentive
Plan:

    - Management Incentive Compensation Program (the "MICP"), which is an annual bonus plan that establishes a bonus pool based on profits for the last-completed fiscal year. Individual awards are made based on performance and are typically paid in cash but may be paid in stock.

    - Long-Term Performance Incentive Program (the "LTPIP"), which provides for biennial awards of performance units each having a four-year term. These awards entitle a participating executive to receive cash payments based on the extent to which long-term operating profit targets are achieved by the division or entity of the Company for which the executive is responsible.

    - Stock Incentive Program, which provides for the issuance of stock options and restricted stock. These instruments increase in value over time only if the market price of Interpublic Common Stock increases. They are usually forfeited in the absence of action by the Committee if an executive leaves the Company within a specified period following the date of the award.

    The determination of the amount and form of executive compensation, including incentive compensation, paid to each executive officer of the Company is made by the Committee based on a discretionary evaluation, after taking into account a range of factors that include:

    (i) The financial results of the Company and the anticipated developments in the advertising industry.

    (ii) The total annualized compensation for the particular executive based on salary, bonus and incentive compensation.

   (iii) The accumulated value of incentive compensation previously provided such as stock options, restricted stock or performance units.

    (iv) The current and future financial and tax impact on the Company and on the executive of benefits under the Company's compensation plans.

    (v) The particular achievements measured against pre-determined annual objectives of the executive.

    (vi) The talents and unique qualities of the executive and the value of his or her accumulated experience with the Company as those factors are relevant to the future management of the Company.

    There is no pre-determined weight assigned to any of the above factors; however compensation decisions by the Committee are greatly influenced by the annual financial performance of the Company.

    The Committee's overall knowledge and experience of executive compensation practices provide the basis for making the subjective evaluations which in part determine the salaries paid and the incentive awards made to the executive officers.

    In 2001, the Compensation Committee of the Company consisted of seven outside directors. Most of the members of the Compensation Committee have served and continue to serve on a number of other corporate boards in a similar capacity. All members have extensive knowledge of compensation practices in the private business sector generally.

2001 COMPENSATION OF EXECUTIVE OFFICERS

BASE SALARIES

    Base salaries for certain employee directors were increased during 2001 as well as for some executive officers other than those listed on the Summary Compensation Table. Salary increases for executive officers and employee directors are based on professional merit performance, promotions and overall financial results.

MICP

    Under the Management Incentive Compensation Program, annual bonuses to officers and key employees of the Company and its subsidiaries are paid from an annual bonus pool that may not exceed 5% of the amount by which consolidated pre-tax income on a worldwide basis exceeds 15% of the average equity capital of the Company in the immediately preceding calendar year. In 2001, total MICP payments to executive officers were significantly lower than in 2000.

LTPIP

    The Long-Term Performance Incentive Program comprises a significant portion of the total compensation for executive officers of Interpublic and key employees of its subsidiaries. Awards under the LTPIP, consisting of performance units each having a four-year term, generally are granted biennially in odd-numbered years. Additional grants of performance units for the 1999-2002 performance period and new grants of performance units for the 2001-2004 four year performance period were made to executive officers including those listed in the Long-Term Incentive Plan Table. In granting individual LTPIP awards for these performance periods to executive officers the Committee considered a number of factors including, but not limited to, tenure with the Company, history of past grants, performance and current job level of the executive or significant changes in the executive's responsibilities.

    During 2001, executive officers, including the named executive officers, received payments for the 1997-2000 performance period. SEE "Summary Compensation Table" above.

EQUITY GRANTS

    Under the shareholder-approved 1997 Performance Incentive Plan, stock options and restricted stock may be awarded to officers and key employees of the Company and its subsidiaries. Stock options are granted on such terms as are approved by the Committee, provided that the term of the option may not exceed ten years and the exercise price may not be less than the fair market price of the Common Stock on the date of grant. Shares of restricted stock granted are restricted as to the selling or transferring of the shares typically for a minimum of five years from date of grant and are forfeited if the executive should leave the employment of the Company, unless the Committee deems otherwise. In determining individual grants of stock options and restricted stock the Committee takes into consideration the number of years since previous grants, the financial performance of the Company over recent years in terms of annual operating margin, revenue and operating profit growth and the growth of shareholder value and the overall compensation and performance of the executive. The Committee also reviews various outside survey data pertaining to the pattern of grants made by other companies having approximate capitalization and growth similar to those of Interpublic (including several of the companies in the Peer Group Indices appearing in the two performance graphs that follow this Report).

    Restricted stock and stock options are periodically granted by the Committee to executive officers and are designed to focus key executives on the long-term performance of the Company. During 2001 a total of 8,500 restricted shares and 19,000 stock options were granted to three key executives other than those named executives shown on the preceding tables. Stock options totaling 100,000 shares in connection with 2001-2004 LTPIP awards were granted to seven key executives other than the named executive officers. Grants to the named executive officers are shown in the preceding tables.

TAX LAW

    Under the federal income tax laws, the deduction that a publicly-held company is allowed for compensation paid to the chief executive officer and to its other four most highly compensated executive officers generally is limited to $1 million exclusive of qualifying performance-based compensation. The Committee has and will continue to consider ways to maximize the deductibility of executive compensation, including the utilization of performance-based plans, while retaining the discretion the Committee deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent. The 1997 Performance Incentive Plan contains provisions relating to MICP Awards, LTPIP Awards, stock option grants and performance units that are intended to make the awards eligible for exclusion from the $1 million limitation.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

    Mr. Dooner's compensation during 2001 consisted of a cash salary of $1,250,000 per year, as specified in his Employment Agreement, a bonus of $500,000 and an LTPIP grant of 20,000 performance units and 100,000 stock options. It is the Committee's policy to review the salary of the Chairman & CEO of Interpublic at 24 month intervals. Mr. Dooner's compensation last was reviewed in 2000.

    A bonus payment of $500,000 was awarded to Mr. Dooner for the year 2001 which was 66.7% less than he received for the year 2000. In awarding Mr. Dooner a bonus, the Committee took into consideration Interpublic's 2001 operating results (11.5% operating profit margin on $6.7 billion revenue excluding non-recurring items) which was a 24.4% decline in operating profits compared to 2000. The combination of operating performance and the adverse general business conditions during 2001, the Committee believed, warranted the payment of a limited bonus.

    The Company has had a Long-Term Performance Incentive Program for many years. The Program provides for the granting of performance units and stock options biennially for four year cycles. The Plan provided for a new four year performance cycle (2001-2004) commencing January 1, 2001. For the 2001-2004 cycle, Mr. Dooner was granted 20,000 performance units and 100,000 stock options with an exercise price of $40.4688, which was equal to the average of the high and low prices of IPG Common Stock on January 2, 2001. The stock options become exercisable at the conclusion of the 2001-2004 LTPIP performance period.

    Mr. Dooner received the maximum individual grant for a participant of performance units available under the LTPIP which has been the consistent practice of the Committee for the position of Chairman & CEO with a highly leveraged incentive compensation package which only provides rewards for excellent to outstanding financial performance and stock growth. It has been the practice of the Committee to grant the Chairman and CEO of Interpublic under LTPIP, five stock options for each performance unit granted.

    The Committee in making these awards to Mr. Dooner's compensation during 2001, also took into consideration other factors including but not limited to competitive compensation practices of other marketing communications companies.

    During 2001 Mr. Dooner received a payout from the 1997-2000 LTPIP. For the 1997-2000 performance period Mr. Dooner had been awarded 10,334 performance units and 60,000 stock options at which time he was Chairman and Chief Executive Officer of McCann-Erickson Worldwide, the Company's largest operating subsidiary. The ultimate value of the performance units for the period awarded to Mr. Dooner was based on the cumulative compound profit growth of McCann-Erickson Worldwide from 1997-2000 which was 22%. This growth rate yielded a per unit value of $150.00 which resulted in a cash payment of $1,550,100. The grant of 60,000 stock options was consistent with other option grants to senior executives (six options to one performance unit) for the 1997-2000 performance period. As a result of two stock splits during the performance period (3-for-2 on July 15, 1997 and 2-for-1 on July 15, 1999) the 60,000 option grant increased to 180,000 options which became exercisable on January 1, 2001.

    The Committee in making these awards to Mr. Dooner's compensation during 2001, also took into consideration other factors including but not limited to competitive compensation practices of other marketing communications companies.

                                        Reginald K. Brack, Chairman
                                        Frank J. Borelli
                                        Jill M. Considine
                                        Richard A. Goldstein
                                        H. John Greeniaus
                                        Michael A. Miles
                                        J. Phillip Samper

              COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN (1)
             THE INTERPUBLIC GROUP OF COMPANIES, INC. COMMON STOCK,
                     THE S&P 500 AND PEER GROUP INDICES (2)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              1996    1997    1998    1999    2000    2001
INTERPUBLIC  100.00  159.12  257.08  374.62  278.83  196.11
S & P 500    100.00  133.32  171.34  207.35  188.46  166.16
Peer Group   100.00  148.67  213.42  386.58  309.63  269.23

                                                                1996       1997       1998       1999       2000       2001
                                                              --------   --------   --------   --------   --------   --------
Interpublic.................................................   100.00     159.12     257.08     374.62     278.83     196.11

S & P 500...................................................   100.00     133.32     171.34     207.35     188.46     166.16

Peer Group..................................................   100.00     148.67     213.42     386.58     309.63     269.23

----------------------------------

(1) Assumes $100 is invested on December 31, 1996, and that all dividends are reinvested.

(2) The Peer Group index for 2001 consists of Interpublic, Cordiant plc, Omnicom, Grey Advertising and WPP Group. The Peer Group also included, for years prior to 2001, True North Communications, Inc., which was acquired by Interpublic in June 2001, and for the years prior to 2000, Young & Rubicam, Inc. which was acquired by WPP Group in October 2000. Total shareholder return is weighted according to market capitalization at the beginning of each annual period.

           COMPARISON OF SIXTEEN-YEAR CUMULATIVE TOTAL RETURN OF (1)
             THE INTERPUBLIC GROUP OF COMPANIES, INC. COMMON STOCK,
                     THE S&P 500 AND PEER GROUP INDICES (2)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC
Dollars

              1985    1986    1987    1988    1989    1990    1991    1992    1993    1994    1995    1996    1997     1998
INTERPUBLIC  100.00  130.54  154.18  182.29  247.36  270.92  450.16  555.65  517.12  526.98  720.91  798.88  1268.77  2046.74
S&P 500      100.00  118.62  124.76  145.35  191.24  185.30  241.51  259.89  285.92  289.79  398.31  489.52   652.63   838.76
Peer Group   100.00  100.16  105.39  106.32  117.62   76.61  109.00  134.63  143.69  155.35  201.93  259.19   384.04   550.08

              1999     2000     2001
INTERPUBLIC  2979.03  2214.09  1553.87
S&P 500      1015.02   922.56   813.40
Peer Group    994.87   795.48   690.21

                         1985       1986       1987       1988       1989       1990       1991       1992       1993       1994
                       --------   --------   --------   --------   --------   --------   --------   --------   --------   --------
IPG..................   100.00     130.54     154.18     182.29     247.36     270.92     450.16     555.65     517.12     526.98
S&P 500..............   100.00     118.62     124.76     145.35     191.24     185.30     241.51     259.89     285.92     289.79
Peer Grp.............   100.00     100.16     105.39     106.32     117.62      76.61     109.00     134.63     143.69     155.35

                         1995       1996       1997       1998       1999       2000       2001
                       --------   --------   --------   --------   --------   --------   --------
IPG..................   720.91     798.88     1268.77    2046.74    2979.03    2214.09    1553.87
S&P 500..............   398.31     489.52      652.63     838.76    1015.02     922.56     813.40
Peer Grp.............   201.93     259.19      384.04     550.08     994.87     795.48     690.21

----------------------------------

(1) Assumes $100 is invested on December 31, 1985, and that all dividends are reinvested.

(2) The Peer Group index for 2001 consists of Interpublic, Cordiant plc., Omnicom, Grey Advertising and WPP Group. The Peer Group also included for years prior to 2001, True North Communications, Inc. which was acquired by Interpublic in June 2001, and for the years prior to 2000, Young & Rubicam, Inc. which was acquired by WPP Group in October 2000. Total shareholder return is weighted according to market capitalization at the beginning of each annual period.

(3) An important objective of the Company is to create long-term reward for shareholders. The table that appears above has been presented to show comparative cumulative return over a sixteen-year period.

TRANSACTIONS WITH THE COMPANY

    The Company in the ordinary course of its business provides guarantees to banking institutions for loans of its subsidiaries. In one instance, the Company provided a bank with a guarantee for borrowings of its subsidiaries and affiliates in an amount up to $2,500,000 which included a guarantee of a short term bridge loan made by the bank to Bruce Nelson, an executive of the Company. The bridge loan, entered into by Mr. Nelson in December 2001, is in the principal amount of $2,000,000. In general, the interest rate charged by the bank on the outstanding amount of principal is 2% over the bank's base rate (as defined in the loan documentation). The amount presently outstanding under Mr. Nelson's loan is approximately $1,400,000.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Richard A. Goldstein became a director of the Company on May 14, 2001. He did not timely file a Form 3 with the Securities and Exchange Commission by May 24, 2001. However, the Form 3 was filed by Mr. Goldstein with the Securities and Exchange Commission on June 9, 2001.

    H. John Greeniaus became a director of the Company on December 18, 2001. His Form 3 was timely filed with the Securities and Exchange Commission on December 22, 2001, but did not include among the securities identified as benefically owned stock options covering the Company's Common Stock.
Mr. Greeniaus filed an amended Form 3 on February 20, 2002 that reported those stock options.

    David A. Bell became an executive officer of the Company on June 22, 2001. He did not timely file a Form 3 with the Securities and Exchange Commission by July 2, 2001. However, the Form 3 was filed by Mr. Bell with the Securities and Exchange Commission on July 10, 2001.

    Richard Sneeder became an executive officer of the Company on December 18, 2001. His Form 3, was filed with the Securities and Exchange Commission on December 22, 2001, but did not include shares of the Company's Common Stock held by him indirectly through the True North Communications Inc. Retirement Plan. Mr. Sneeder filed an amended Form 3 on February 20, 2002 that reported the shares.

               2. ADOPTION OF THE 2002 PERFORMANCE INCENTIVE PLAN

    The Board of Directors has adopted, and is submitting to stockholders for approval, The Interpublic Group of Companies, Inc. 2002 Performance Incentive Plan (the "Plan"). If approved by stockholders, the Plan will replace the 1997 Performance Incentive Plan (the "1997 Plan"), under which no further awards may be made after the 2002 Annual Meeting. The 1997 Plan, The Interpublic Group of Companies, Inc. 1996 Performance Incentive Plan, The Interpublic Group of Companies, Inc. 1988 Stock Option Plan and The Interpublic Group of Companies, Inc. 1986 Stock Incentive Plan each are referred to herein as a "Prior Plan".

DESCRIPTION OF THE PLAN

    The text of the Plan is attached hereto as Appendix A and is hereby incorporated by reference. The following description of the Plan is qualified in its entirety by reference to the text of the Plan.

PURPOSES OF THE PLAN

    The purposes of the Plan are to promote the interests of the Company and its stockholders and further align the interests of stockholders and the participants in the Plan by (i) attracting, retaining, and motivating the individuals who are the participants in the Plan, (ii) providing the participants in the Plan with incentives tied to the achievement of business, financial and strategic objectives of the Company and its subsidiaries and affiliates and (iii) providing the participants in the Plan with equity-based incentives and subsequent equity ownership opportunities, including incentives and opportunities tied to the Company's Common Stock.

ADMINISTRATION

    The Plan will be administered by a committee appointed by the Board of Directors that satisfies the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and accordingly will be composed solely of two or more members of the Board of Directors who are not employees of the Company and who do not have any other disqualifying affiliations with the Company (the "Committee"). If the Committee deems it advisable, the Committee may delegate its authority under the Plan to the extent permitted by applicable law, except that no such delegation of authority is permitted with respect to the participation in the Plan of persons who are subject to Section 16 of the Exchange Act. No member of the Committee is eligible to receive an award under the Plan.

ELIGIBILITY

    Any employee of the Company, or any of its subsidiaries or affiliates (defined generally to include any corporation or other entity in which the Company directly or indirectly owns at least a 40% interest), that the Committee determines to be responsible for, or able to contribute to, the growth, profitability, and success of the Company is eligible to participate in the Plan. Approximately 5,000 employees of the Company and its subsidiaries and affiliates will be eligible to participate in the Plan. Directors who are not employees of the Company or any of its subsidiaries or affiliates are not eligible to participate in the Plan.

SHARES AVAILABLE FOR AWARDS

    The maximum number of shares of Common Stock in respect of which awards may be granted under the Plan is 12,500,000, supplemented as follows: (i) if a participant tenders shares, or shares otherwise issuable are withheld, in payment of all or any part of the exercise price of a stock option granted under the Plan or a Prior Plan or shares otherwise issuable are withheld to satisfy a tax withholding obligation, the shares so tendered or withheld will be available for future awards under the Plan, (ii) if shares issued, or shares issuable in respect of awards made, under the Plan or a Prior Plan are forfeited, the forfeited shares will be available for future awards under the Plan, and (iii) to the extent that cash is paid pursuant to an award under the Plan in lieu of the issuance of shares, the shares covered by the award will be available for future awards under the Plan. In addition, any shares of Common Stock underlying awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or one of its subsidiaries or affiliates or with which the Company or one of its subsidiaries or affiliates combines, will not, unless required by law or regulation, be counted against the number of shares of Common Stock available for awards under the Plan. The shares of Common Stock issuable under the Plan may be either authorized but unissued shares or shares held in treasury and not reserved for some other purpose.

AGGREGATE LIMITATIONS ON RESTRICTED STOCK AND INCENTIVE STOCK OPTION AWARDS

    Of the total number of shares of Common Stock available for awards, (i) no more than 10% of such shares may be the subject of restricted stock awards and
(ii) no more than 200,000 shares may be the subject of incentive stock option awards in any year.

INDIVIDUAL AWARD LIMITATIONS ON STOCK OPTIONS

    In any year, no participant may receive stock options with respect to more than 500,000 shares of Common Stock.

AWARDS

    The following types of awards may be made to eligible employees under the
Plan: (i) stock options, (ii) restricted stock, (iii) performance units, (iv) management incentive compensation performance awards

(see "Management Incentive Compensation Performance Awards" below), (v) shares in lieu of cash, and (vi) dividend equivalents. The selection of employees to receive awards, the type and amount of an award, and the terms and conditions of an award all are matters that are determined in the sole discretion of the Committee.

STOCK OPTIONS

    Stock options granted under the Plan may be either incentive stock options ("ISOs") that are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or options that are not intended to meet such requirements ("nonstatutory stock options"). The exercise price of a stock option may not be less than 100% of the market price of the Common Stock on the date of the grant and the term of a stock option may not be longer than 10 years. Each stock option may be exercised at such times and subject to such terms and conditions as the Committee may specify at the time of the grant or thereafter; provided that, except in the event of the retirement, death or disability of the holder or upon the occurrence of a "change of control" (as hereinafter defined), a stock option may not be exercised in whole or in part during the twelve-month period following the grant. Payment of the exercise price of a stock option may be made (i) in cash or its equivalent, (ii) if and to the extent permitted by the Committee, by the delivery of or attestation to the ownership of shares of Common Stock that have been owned by the optionholder without restriction for a period of at least six months, or
(iii) by a combination of the foregoing.

RESTRICTED STOCK

    Restricted stock is Common Stock that is granted to an employee that will become vested, and therefore nonforfeitable, upon the satisfaction of such terms and conditions as the Committee may determine. Vesting may be based solely on the lapse of time, or the lapse of time combined with the satisfaction of performance or other criteria specified by the Committee. Until such time as the restrictions imposed by the Committee lapse (the "restricted period"), shares of restricted stock may not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of by the holder. Except in the event of the retirement, death or disability of the holder or upon the occurrence of a "change of control", the restricted period may not be less than one year. Subject to such terms, conditions, and restrictions as may be imposed by the Committee, the holder, during the restricted period, otherwise has absolute ownership of the restricted shares, including the right to vote and receive dividends on the shares. A holder of restricted stock may irrevocably elect to have any withholding tax obligation associated with the lapse of restrictions on restricted stock satisfied by (i) having the Company withhold shares of restricted stock otherwise deliverable to the participant or (ii) delivering to the Company such restricted stock or other shares of Common Stock; provided that the Committee may, in its discretion, disapprove any such election.

PERFORMANCE UNITS

    Performance units represent a contractual right of the holder to receive a payment that becomes vested upon the attainment of performance objectives established by the Committee relating to one or more of the following criteria:
(i) cumulative compound operating profit growth, (ii) total return to shareholders, (iii) return on equity, (iv) increase in revenue, (v) net operating income, (vi) cash flow, or (vii) in the case of an award to an employee who is not a "covered employee" within the meaning of Section 162(m) of the Code, any other criteria selected by the Committee. The performance objectives may relate to the performance of the Company, any of its subsidiaries or affiliates, a division or unit of the Company or any of its subsidiaries or affiliates, an office, group of agencies, or all or any part of an agency system, the recipient of the award, or a combination of the foregoing, in each such case as measured in absolute terms or in comparison with the performance of other companies. The number of performance units granted to an employee, the applicable performance criteria, the performance period and all other terms and conditions of a performance unit are determined in the discretion of the Committee. Performance units may be settled in cash, in shares of Common Stock or a combination of cash and shares, as determined by the Committee. The maximum amount that may be paid to a holder with respect to a performance unit award for any three-year performance period is $4 million (which amount shall be proportionately increased or decreased for performance periods of other than three years). No employee may participate in more than three performance periods at one time.

MANAGEMENT INCENTIVE COMPENSATION PERFORMANCE AWARDS

    Under the management incentive compensation performance award component of the Plan, the Committee in its sole discretion is authorized to make management incentive compensation awards ("MICP awards") to employees of the Company and its subsidiaries and affiliates, subject to the limitation that no single individual is permitted to receive in any year an award in excess of $5 million. The funds available for all MICP awards in any year may not exceed 5% of the amount by which the consolidated income (excluding extraordinary gains and income taxes applicable thereto) before taxes of the Company and its subsidiaries on a worldwide basis, adjusted for all extraordinary losses after income tax effect, and before provision for such incentive compensation, exceeds 15% of the average equity capital of the Company during the immediately preceding year. In determining the amount of MICP awards, the Committee is required to consider one or more of the following factors: (i) achievement of the worldwide business plan adopted by the Company, (ii) contribution to clients' business, consisting of improvement in the quality of work produced and improvement in efficiency, (iii) financial factors, consisting of operating margin, level of or growth in revenue, and level of or growth in operating profit and (iv) individual performance. MICP awards may be made in cash, shares of Common Stock, or a combination of cash and shares. The Committee in its discretion may direct that up to 75% of an individual's MICP award may be paid on a deferred basis subject to such terms and conditions as the Committee may prescribe.

SHARES IN LIEU OF CASH

    The Committee may award shares of Common Stock in lieu of all or part of any compensation that otherwise is payable in cash to an employee by the Company or any of its subsidiaries or affiliates. If shares of Common Stock are issued in lieu of cash, the number of shares to be issued must have a fair market value equal to or less than the amount of cash otherwise payable.

DIVIDEND EQUIVALENTS

    Dividend equivalents represent the right to receive a payment equal to the aggregate dividend payment on a corresponding number of shares of Common Stock, and may be paid in cash, shares of Common Stock, or a combination of cash and shares. In connection with any award under the Plan, the Committee in its discretion may grant dividend equivalents, which may be paid on a current, deferred, or contingent basis.

FOREIGN BENEFITS

    The Committee may grant awards to employees of the Company and its subsidiaries and affiliates who reside in jurisdictions outside the United States. The Committee may adopt such supplements to the Plan as may be necessary to comply with applicable laws of such jurisdictions and to afford participants favorable treatment under such laws; provided that no award may be granted under any such supplement on the basis of terms or conditions that are inconsistent with provisions of the Plan.

TERMINATION OF EMPLOYMENT

    If the employment of the holder of an award terminates for any reason, any nonvested portion of the award will be forfeited, unless the Committee in its sole discretion determines otherwise, except that only

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in the case of the retirement, death or disability of the holder may the
Committee allow an award to become vested prior to the first anniversary of the grant.

NONTRANSFERABILITY

    Unless the Committee shall permit (on such terms and conditions as it shall establish) an award to be transferred to a member of a participant's immediate family or to a trust, partnership, corporation, or similar vehicle the parties in interest in which are limited to the participant and members of the participant's immediate family, no award may be assignable or transferable except by will or by the laws of descent and distribution.

CHANGE OF CONTROL

    Upon the occurrence of a "change of control" all awards then outstanding will immediately become fully vested. A change of control is defined by the Plan to mean the occurrence of any of the following events: (i) any person (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than the Company or any of its subsidiaries, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of thirty percent (30%) or more of the combined voting power of the Company's then outstanding voting securities,
(ii) a tender offer or exchange offer (other than an offer by the Company), pursuant to which 20% or more of the then outstanding shares of Common Stock were purchased, expires, (iii) the stockholders of the Company approve an agreement to merge or consolidate with another corporation and the surviving corporation is neither the Company nor a corporation that was, prior to the merger or consolidation, a subsidiary of the Company, (iv) the stockholders approve an agreement (including a plan of liquidation) to sell or otherwise to dispose of all or substantially all of the Company's assets, or (v) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for the election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period or who were elected by directors who were directors at the beginning of the period.

ADJUSTMENTS

    If the Committee at any time determines that a "corporate transaction" has occurred that affects the Common Stock such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits available under the Plan, the Committee may, in such manner as the Committee deems equitable, adjust any or all of (i) the number and kind of shares that thereafter may be made the subject of awards, (ii) the number and kinds of shares that are subject to outstanding awards, and (iii) the grant, exercise, or conversion price of any award. In addition, the Committee may make provisions for a cash payment to a participant or other person holding an outstanding award. A "corporate transaction" is defined by the Plan to mean any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar event.

REPRICING

    The Company is prohibited from repricing stock options without the approval of the stockholders.

AMENDMENT OF PLAN

    The Board or the Committee may amend, suspend, or terminate the Plan, or any portion thereof, at any time; provided that no amendment may be made without stockholder approval if (i) stockholder approval is required by law or (ii) if the amendment would increase the number of shares of Common

Stock available for awards under the Plan. Without the written consent of an affected participant, no termination, suspension, or modification of the Plan may adversely affect any right of such participant under the terms of an award granted before the date of such termination, suspension, or modification.

USE OF PROCEEDS

    All proceeds received by the Company from the sale of shares of Common Stock under the Plan will be used for general corporate purposes.

EFFECTIVE DATE AND DURATION OF THE PLAN.

    The Plan will become effective on the date that it is approved by the Company's stockholders. No Awards may be granted under the Plan after the annual meeting of the Company's stockholders in 2007. Upon stockholder approval of the Plan, no further awards may be made under the 1997 Plan.

FEDERAL INCOME TAX CONSEQUENCES

    The material federal income tax consequences of awards under the Plan, based on the current provisions of the Internal Revenue Code and the regulations thereunder, are as follows:

    The grant of an option to an employee will have no tax consequences to the employee or to the Company or its subsidiaries or affiliates. In general, upon the exercise of an ISO, the employee will not recognize income, and the employer will not be entitled to a tax deduction. However, the excess of the acquired shares' fair market value on the exercise date over the exercise price is included in the employee's income for purposes of the alternative minimum tax. When an employee disposes of ISO shares, the difference between the exercise price and the amount realized by the employee will, in general, constitute capital gain or loss, as the case may be. However, if the employee fails to hold the ISO shares for more than one year after exercising the ISO and for more than two years after the grant of the ISO, the portion of any gain realized by the employee upon the disposition of the shares that does not exceed the excess of the fair market value of the shares on the exercise date over the exercise price generally will be treated as ordinary income, the balance of any gain or any loss will be treated as a capital gain or loss, and the employer generally will be entitled to a tax deduction equal to the amount of ordinary income recognized by the employee. If an employee exercises an ISO, but fails to remain employed by the Company (or a subsidiary in which the Company holds at least 50% of the voting power) from the date of grant until three months preceding the date of exercise (one year preceding the date of exercise if the employee's employment terminated due to disability), the option will be treated for tax purposes as a nonstatutory stock option, as described below.

    In general, upon the exercise of a nonstatutory stock option, the employee will recognize ordinary income equal to the excess of the acquired shares' fair market value on the exercise date over the exercise price, and the employer generally will be entitled to a tax deduction in the same amount.

    With respect to other awards that are settled either in cash or in shares that are transferable or are not subject to a substantial risk of forfeiture, the employee will recognize ordinary income equal to the excess of (a) the cash or the fair market value of any shares received (determined as of the date of settlement) over (b) the amount, if any, paid for the shares by the employee, and the employer generally will be entitled to a tax deduction in the same amount.

    In the case of an award to an employee that is settled in shares that are nontransferable and subject to a substantial risk of forfeiture, the employee generally will recognize ordinary income equal to the excess of (a) the fair market value of the shares received (determined as of the date on which the shares become transferable or not subject to a substantial risk of forfeiture, whichever occurs first) over (b) the amount, if any, paid for the shares by the employee, and the employer generally will be entitled to a tax deduction in the same amount.

    An employee whose shares are both nontransferable and subject to a substantial risk of forfeiture may elect to recognize income when the shares are received, rather than upon the expiration of the transfer restriction or risk of forfeiture. If an employee makes this election, the amount of ordinary income, and the amount of the employer's tax deduction, are determined as of the date of receipt, rather than upon the expiration of the applicable restrictions.

    When an employee sells any shares acquired under a nonqualified stock option or any other award other than an ISO, the employee will recognize capital gain or loss equal to the difference between the amount realized on the disposition of the shares and the employee's basis in the shares. In general, the employee's basis in any such shares will be equal to the amount of ordinary income recognized in connection with the receipt of the shares plus any amount paid for the shares.

    When a cash payment is made to an employee, the employee will recognize the amount of the cash payment as ordinary income, and the employer generally will be entitled to a tax deduction in the same amount.

    In general, a corporation is denied a deduction for any compensation paid to its chief executive officer or to any of its four most highly compensated officers (other than the chief executive officer) to the extent that the compensation paid to the officer exceeds $1,000,000 in any year. "Performance-based compensation" is not subject to this deduction limit. The Plan permits the grant of both awards that qualify as performance-based compensation, such as options, performance units and incentive compensation awards, and awards that do not so qualify, such as restricted stock, awards of shares of Common Stock in lieu of cash, and dividend equivalents.

    Any acceleration, vesting, or increase in the amount of an award under the Plan as a result of a change of control might under certain circumstances be deemed to be a "parachute payment" for tax purposes. In general, if the present value of all parachute payments to a "disqualified individual" (any one of a limited class of stockholders, officers, and highly compensated employees) equals or exceeds three times the individual's "base amount" (annualized compensation over a five-year period), the individual will be subject to a 20% excise tax on the excess of the parachute payments over the individual's base amount, and the employer will be denied a tax deduction for such excess, except to the extent it is established that the excess represents a reasonable compensation for services actually rendered. Payments outside of the Plan also may constitute parachute payments.

NEW PLAN BENEFITS

    The selection of employees to receive awards under the Plan will be determined by the Committee in its discretion. Therefore, the benefits under the Plan that will be received by any individual or group are not determinable. On March 25, 2002, the closing price of the Common Stock on the New York Stock Exchange was $33.25 per share.

VOTE REQUIRED

    The affirmative vote of a majority of the shares of the Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the Plan.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL

                   3.  APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    PricewaterhouseCoopers has been appointed and is acting as independent accountants of the Company for the year 2002. This firm has been the Company's independent accountants since 1952. PricewaterhouseCoopers has advised the Company that they are independent accountants with respect to the Company and its subsidiaries within the meaning of the rules and regulations of the Securities and Exchange Commission.

    A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting with the opportunity to make a statement and to respond to appropriate questions.

    If a majority of the shares of Common Stock present in person or by proxy and entitled to vote do not confirm the appointment of PricewaterhouseCoopers, the Board of Directors of the Company will take such vote into consideration and take action consistent to the extent practicable with the stockholders' vote and the Company's need for the services of independent accountants for the balance of the year 2002.

AUDIT FEES

    The aggregate fees billed for professional services rendered by PricewaterhouseCoopers, in connection with its audit of the Company's consolidated financial statements as of and for the fiscal year ended December 31, 2001 and its limited reviews of the Company's unaudited condensed consolidated interim financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $8.0 million.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    During the year ended December 31, 2001, PricewaterhouseCoopers did not render any professional services to the Company in connection with the design and implementation of financial information systems.

ALL OTHER FEES

    In addition to the fees described above, aggregate fees of $8.7 million were billed by PricewaterhouseCoopers to the Company during the year ended December 31, 2001. These other services were primarily audit related and entailed audits of foreign entities under statutory requirements, the issuance of comfort letters to investment bankers on debt offerings, the issuance of consents of previously issued opinions, audits of the Company's employee benefit plans, due diligence services, income tax compliance and related tax services.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR CONFIRMATION
                 OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS.

             4.  STOCKHOLDERS' PROPOSAL REGARDING NORTHERN IRELAND

    Interpublic is advised that three stockholders intend to present the proposal set forth below for consideration and action by stockholders at the Annual Meeting. The names and addresses of these three stockholders and the number of shares of Common Stock each respectively has stated that it owns will be furnished by Interpublic promptly upon receipt by Interpublic of an oral or written request for such information. The stockholders' proposal is as follows:

    WHEREAS, Interpublic Group operates a wholly-owned subsidiary in Northern Ireland;

    WHEREAS, the securing of a lasting peace in Northern Ireland encourages us to promote means for establishing justice and equality;

    WHEREAS, employment discrimination in Northern Ireland has been cited by the International Commission of Jurists as one of the major causes of sectarian strife in that country;

    WHEREAS, Dr. Sean MacBride, founder of Amnesty International and Nobel Peace Laureate, has proposed several equal opportunity employment principles to serve as guidelines for corporations in Northern Ireland. These include:

    1. Increasing the representation of individuals from under-represented religious groups in the workforce, including managerial, supervisory, administrative, clerical and technical jobs.

    2. Adequate security for the protection of minority employees both at the workplace and while traveling to and from work.

    3. The banning of provocative religious or political emblems from the workplace.

    4. All job openings should be publicly advertised and special recruitment efforts should be made to attract applicants from under-represented religious groups.

    5. Layoff, recall, and termination procedures should not, in practice favor particular religious groupings.

    6. The abolition of job reservations, apprenticeship restrictions, and differential employment criteria, which discriminate on the basis of religion or ethnic origin.

    7. The development of training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.

    8. The establishment of procedures to assess, identify and actively recruit minority employees with potential for further advancement.

    9. The appointment of a senior management staff member to oversee the company's affirmative action efforts and the setting up of timetables to carry out affirmative action principles.

RESOLVED, Shareholders request the Board of Directors to:

    1. Make all possible lawful efforts to implement and/or increase activity on each of the nine MacBride Principles.

SUPPORTING STATEMENT

    We believe that our company benefits by hiring from the widest available talent pool. An employee's ability to do the job should be the primary consideration in hiring and promotion decisions.

    Implementation of the MacBride Principles by Interpublic Group will demonstrate its concern for human rights and equality of opportunity in its international operations.

    Please vote your proxy FOR these concerns.

INTERPUBLIC'S STATEMENT IN OPPOSITION

    Interpublic has two agencies in Northern Ireland: McCann-Erickson Belfast, an agency with approximately 30 employees, which Interpublic acquired in June 1986 (hereinafter referred to as "MEB"); and Weber Shandwick Northern Ireland, an agency with approximately 17 employees, which Interpublic acquired in October 1998 (hereinafter referred to as "WSNI").

    Management of Interpublic believes that the policies and practices of MEB and of WSNI are consistent with Interpublic's policy to recruit, employ and promote all qualified personnel without regard to race, creed, color, national origin, sex, age, veteran status or disability.

    The Company shares the proponents' concern for human rights and equality of opportunity as well as the need to encourage employment and opportunity in Northern Ireland. It believes that an effective commitment to fair employment has been made in good faith by MEB and by WSNI, and that implementation of all of the MacBride Principles is not necessary or desirable under the circumstances. Furthermore, it is not practical or prudent for the Board of Directors of the Company to develop solutions in the United States to problems unique to Northern Ireland.

    Interpublic believes that MEB and WSNI are in full compliance with the Fair Employment and Treatment (Northern Ireland) Order 1998, effective in Northern Ireland. Under this law, an employee

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designated as the Monitoring Officer is required to monitor the religious composition of the workforce and to submit a statutory annual report to the Fair Employment Commission. The Monitoring Officers for MEB and for WSNI report that they have found no evidence of religious or political discrimination in the composition of its workforce.

    MEB has adopted and implements the following Policy Statement on Religious Equality of Opportunity in Employment:

    1. Overall responsibility for policy and practice has been undertaken by the Managing Director, although it is emphasized that employees at every level within the organization have a responsibility in the promotion of equality of opportunity in employment.

    2. MEB endorses the merit principle, namely that the best individual for a job will be selected without regard for his or her religious belief or perceived religious affiliation. This principle applies both to permanent payroll and temporary positions. The merit principle is confirmed as applying to recruitment to the Company, training, transfer and promotion.

    3. Job vacancies which require external candidates will be advertised in the press or lodged with accredited organizations including the job centers in a way which ensures that qualified candidates across the community are made aware of such opportunities. Word of mouth as a means of securing applicants is discontinued.

    4. MEB will periodically review its selection criteria and procedures to maintain a system where individuals are selected, promoted and treated solely on the basis of their merits and those abilities which are appropriate to the job. Such reviews may include the evaluation of existing and new objective tests related to clearly defined job attributes.

    5. MEB will monitor the religious composition of the total employee body by defined job groupings and will carry out compositional analyses of all applicants for vacancies at every level. The religious affiliation records will be maintained, summarized and analyzed by the Monitoring Officer.

    6. Where compositional analysis points to the need for further affirmative action, MEB will determine what action is required to be taken and will diligently implement appropriate action.

    7. MEB will distribute and publicize this policy statement throughout the premises and elsewhere as is from time to time appropriate.

    8. MEB will ensure through the grievance procedure that any employee who believes that inequitable treatment has been applied to him or her within the scope of this policy is afforded full opportunity to raise the matter.

    9. All employees have responsibility to accept their personal involvement in the practical application of this policy, but specific responsibility falls upon management who are involved in recruitment, employee administration and training.

    10. It is the responsibility of all employees in conjunction with MEB to foster and encourage a harmonious working atmosphere in which no section of the community feels threatened or intimidated because of their religion.

    WSNI has advised that it has completed a review of its employment and recruitment practices and procedures as required by Article 55 of the Fair Employment and Treatment (Northern Ireland) Order 1998 and has implemented the following policies with respect to religious equality of opportunity in employment:

    1. WSNI is committed to the twin principles of fair employment and equality in the workplace.

    2. Staff at all levels of the company are made aware of WSNI's commitment to fairness and equity of esteem.

    3. All vacancies are advertised widely in the press to ensure that all members of society in Northern Ireland, regardless of creed, religion, sex, age or race have the opportunity to learn of such employment opportunities.

    4. WSNI adheres to a strict recruitment process which is based entirely on the merit principle of the best person for the job, based on experience and qualifications.

    5. Overall responsibility for policy and practice has been undertaken by the Managing Director, although it is emphasized that employees at every level within the organization have a responsibility in the promotion of equality of opportunity in employment.

    6. WSNI will periodically review its selection criteria and procedures to maintain a system where individuals are selected, promoted and treated solely on the basis of their merits and those abilities which are appropriate to the job. Such reviews may include the evaluation of existing and new objective tests related to clearly defined job attributes.

    7. WSNI will ensure through the grievance procedure that any employee who believes that inequitable treatment has been applied to him or her within the scope of this policy is afforded full opportunity to raise the matter.

    8. All employees have responsibility to accept their personal involvement in the practical application of this policy, but specific responsibility falls upon management who are involved in recruitment, employee administration and training.

    9. It is the responsibility of all employees in conjunction with WSNI to foster and encourage a harmonious working atmosphere in which no section of the community feels threatened or intimidated because of their religion.

VOTE REQUIRED

    The affirmative vote of the majority of the shares of the Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required to approve the stockholders' proposal.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE
               STOCKHOLDERS' PROPOSAL REGARDING NORTHERN IRELAND.

INFORMATION FOR STOCKHOLDERS THAT HOLD INTERPUBLIC COMMON STOCK THROUGH A BROKER OR BANK.

    In December of 2000, the Securities and Exchange Commission adopted new rules that permit brokers and banks that hold stock for the account of their customers to deliver a single Annual Report and proxy statement (as well as other shareholder communications from the issuer) to two or more shareholders that share the same address. If you and other residents at your mailing address own shares of Common Stock through a broker or bank, you may have received a notice notifying you that your household will be sent only one copy of the Company's 2001 Annual Report and this Proxy Statement. If you did not notify your broker or bank of your objection, you were deemed to have consented to the arrangement. If you determine that you would prefer in the future to receive a separate copy of Interpublic's Annual Reports and proxy statements, you may revoke your consent at any time by notifying Interpublic by letter addressed to The Interpublic Group of Companies, Inc., 1271 Avenue of the Americas, New York, NY 10020, Attention: Secretary or by calling Investor Relations at (212) 399-8000. Your notification should include the name of your brokerage firm or bank and the number of your account.

    If you would like to receive a separate copy of the 2001 Annual Report or this Proxy Statement, please contact the Company at the above address or telephone number. If you hold your shares of Common Stock through a broker or bank and are receiving multiple copies of our Annual Reports and Proxy Statements at your address and would like to receive only one copy for your household, please contact your broker or bank.

    INFORMATION FOR PARTICIPANTS IN THE TRUE NORTH COMMUNICATIONS INC. RETIREMENT PLAN

    Participants in the True North Communications Inc. Retirement Plan (the "Plan") may vote the number of shares of Interpublic's Common Stock equivalent to the interest in Interpublic's Common Stock credited to their accounts under the Plan as of the record date. Participants may vote by instruction to Fidelity Management Trust Company, the trustee for the Plan, pursuant to the proxy card being mailed with this document to Plan participants. Fidelity has informed us that it will vote shares in accordance with duly executed instructions if received on or before May 15, 2002. Fidelity further informs us that if Fidelity does not receive timely instructions, the Common Stock equivalents credited to that participant's account will be voted by Fidelity in the same proportion that Fidelity votes the Common Stock share equivalents for which it does receive timely instructions. Fidelity will also vote any share equivalents that are not specifically allocated to any individual Plan participant (known as the suspense account) in the same proportion that Fidelity votes the Common Stock share equivalents for which it receives timely instructions.

                            SOLICITATION OF PROXIES

    This solicitation of proxies is made on behalf of the Management of the Company. Solicitation of proxies will be primarily by mail. In addition, proxies may be solicited in person or by telephone, telefax or other means by officers, directors and employees of the Company, for which they will receive no additional compensation. Banks, brokers and others holding stock in their names or in the names of nominees will be reimbursed for out-of-pocket expenses incurred in sending proxy material to the beneficial owners of such shares. The cost of solicitation will be borne by the Company. D.F. King & Co., New York, N.Y., has been retained to assist the Company in the distribution of proxy materials to, and the solicitation of proxies from, brokers and other institutional holders at a fee of $9,000, plus reasonable out-of-pocket expenses. The Company also has agreed to indemnify D.F. King for certain liabilities, including liabilities arising under the federal securities laws.

    The Management is not aware of any other matters which may be brought before the meeting. If other matters not now known come before the meeting, the persons named in the accompanying form of proxy or their substitutes will vote such proxy in accordance with their best judgment.

                                        By Order of the Board of
                                        Directors,

                                        Nicholas J. Camera
                                        SECRETARY

April 17, 2002

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                                                                      APPENDIX A

                    THE INTERPUBLIC GROUP OF COMPANIES, INC.

                        2002 PERFORMANCE INCENTIVE PLAN

SECTION 1.  PURPOSE.

    The purposes of the Plan are to promote the interests of the Company and its shareholders, and further align the interests of shareholders and Eligible Employees, by:

    (a) attracting, retaining, and motivating outstanding individuals as Eligible Employees;

    (b) providing Eligible Employees with incentives tied to the achievement of business, financial, and strategic objectives of the Company and its Subsidiaries and Affiliates; and

    (c) providing Eligible Employees with equity-based incentives and subsequent equity ownership opportunities, including incentives and opportunities tied to the Company's Common Stock.

SECTION 2.  DEFINITIONS.

    Unless the context clearly indicates otherwise, the following terms, when used in the Plan in capitalized form, shall have the meanings set forth below:

    "Affiliate" means any corporation or other entity (other than the Company or one of its Subsidiaries) in which the Company directly or indirectly owns at least forty percent (40%) of the combined voting power of all classes of stock of the entity or at least forty percent (40%) of the ownership interests in the entity.

    "Award" means any grant or award under the Plan, as evidenced in a written document delivered to a Participant as provided in Section 12(a) hereof.

    "Board" means the Board of Directors of the Company.

    "Change of Control" means the occurrence of any of the following events:

    (a) any person (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than the Company or any of its Subsidiaries, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of thirty percent (30%) or more of the combined voting power of the Company's then outstanding voting securities; or

    (b) a tender offer or exchange offer (other than an offer by the Company), pursuant to which twenty percent (20%) or more of the then outstanding shares of Common Stock were purchased, expires; or

    (c) the stockholders of the Company approve an agreement to merge or consolidate with another corporation and the surviving corporation is neither the Company nor a corporation that was, prior to the merger or consolidation, a subsidiary of the Company; or

    (d) the stockholders approve an agreement (including a plan of liquidation) to sell or otherwise to dispose of all or substantially all of the Company's assets; or

    (e) during any period of two consecutive years, individuals who, at the beginning of such period, constituted the Board cease for any reason to constitute at least a majority thereof, unless the election or the nomination for the election by the Company's stockholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period or who were elected by directors who were directors at the beginning of the period.

    "Code" means the Internal Revenue Code of 1986, as amended.

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    "Committee" means the committee established by the Board pursuant to Section
3 hereof.

    "Common Stock" means the Company's $0.10 par value common stock.

    "Company" means The Interpublic Group of Companies, Inc.

    "Corporate Transaction" means any stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar event.

    "Disability" means long-term disability as defined under the terms of the Company's applicable long-term disability plans or policies.

    "Dividend Equivalent" means an Award, granted in accordance with the provisions of Section 10 hereof, that provides for payments equivalent in amount to the dividends on Shares.

    "Eligible Employee" means any employee of the Company, its Subsidiaries, or its Affiliates determined by the Committee to be responsible for, or able to contribute to, the growth, profitability, and success of the Company. However, this term does not include directors who are not employees of such entities.

    "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

    "Executive Officer" means those persons who are officers of the Company within the meaning of Rule 16a-l(f) of the Exchange Act.

    "Incentive Stock Option" or "ISO" means an Option intended to meet the requirements of Section 422 of the Code.

    "Management Incentive Compensation Performance Award" or "MICP Award" means an Award granted under Section 8 hereof and payable wholly in cash, wholly in Shares, or partly in cash and partly in Shares in accordance with the terms of the Award.

    "Nonstatutory Stock Option" means an Option that is not intended to be an Incentive Stock Option.

    "Option" means the right to purchase the number of Shares specified by the Committee, at a price and during a term fixed by the Committee in accordance with the Plan and subject to any other limitations and restrictions (required by law or otherwise) as the Plan and the Committee shall impose.

    "Participant" means an Eligible Employee selected by the Committee to receive an Award under the Plan.

    "Performance Period" means a period during which an Award of Performance Units is subject to forfeiture. The Performance Period that applies to an Award made to a Participant may overlap or coincide with the Performance Period that applies to another Award made to that Participant. The duration of a Performance Period shall not be less than one year.

    "Performance Units" means any Award of a contractual right granted under
Section 7 hereof to receive cash or Shares that becomes vested upon the attainment, in whole or in part, of performance objectives determined by the Committee.

    "Plan" means The Interpublic Group of Companies, Inc. 2002 Performance Incentive Plan, set forth herein, and as it may be amended from time to time.

    "Plan Year" means the calendar year.

    "Prior Plan" means The Interpublic Group of Companies, Inc. 1997 Performance Incentive Plan, The Interpublic Group of Companies, Inc. 1996 Performance Incentive Plan, The Interpublic Group of

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Companies, Inc. 1988 Stock Option Plan and The Interpublic Group of Companies,
Inc. 1986 Stock Incentive Plan.

    "Restricted Period" means a period during which an Award of Restricted Stock is subject to forfeiture. The Restricted Period that applies to an Award made to a Participant may overlap or coincide with the Restricted Period that applies to another Award made to that Participant. The duration of a Restricted Period shall not be less than one year; provided that a Restricted Period may terminate before the expiration of one year, pursuant to Section 11 hereof, in connection with the termination of the Participant's employment due to retirement, death, or Disability or, pursuant to Section 12(d) hereof, by reason of a Change of Control.

    "Restricted Stock" means any Award of Common Stock granted under Section 6 hereof that becomes vested and nonforfeitable upon the attainment, in whole or in part, of conditions established by the Committee.

    "Shares" means shares of Common Stock.

    "Subsidiary" means a subsidiary of the Company that meets the definition of a "subsidiary corporation" in Section 424(f) of the Code.

SECTION 3.  ADMINISTRATION.

    (a) THE COMMITTEE. The Plan shall be administered by a committee (the "Committee") that satisfies the requirements of Rule 16b-3 under the Exchange Act. Members of the Committee shall be appointed by and shall serve at the pleasure of the Board. No member of the Committee shall be eligible to receive an Award under the Plan.

    (b) COMMITTEE POWERS. The Committee shall have and may exercise all of the powers granted to it by the provisions of the Plan. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations, and procedures as it deems advisable for the conduct of its affairs, and may appoint one of its members to be its chairman and any person, whether or not a member, to be its secretary or agent. The Committee shall have full authority to direct the proper officers of the Company to issue or transfer Shares pursuant to the issuance or exercise of an Award under the Plan.

    (c) COMMITTEE ACTION. The Committee may act at a duly called meeting by the vote of a majority of its members or without a meeting by unanimous written consent. The decisions of the Committee shall be final and binding unless otherwise determined by the Board. Each member of the Committee and each member of the Board shall be without liability, to the fullest extent permitted by law, for any action taken or determination made in good faith in connection with the Plan.

    (d) AWARDS. Subject to the provisions of the Plan, the Committee shall have the authority to grant the following Awards:

        (1) Options,

        (2) Restricted Stock,

        (3) Performance Units,

        (4) Management Incentive Compensation Performance Awards,

        (5) Shares in Lieu of Cash, and

        (6) Dividend Equivalents.

    (e) PARTICIPANTS. Subject to the provisions of the Plan, the Committee shall have the authority to designate the Eligible Employees who shall receive Awards and to determine the nature and size of the Award that an Eligible Employee shall receive.

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    (f) CORRECTION OF DEFECTS, OMISSIONS AND INCONSISTENCIES. The Committee may
correct any defect, remedy any omission, or reconcile any inconsistancy in the Plan or any Award in the manner and to the extent it deems desireable to carry out the intent of the Plan and such Award.

    (g) DELEGATION. If the Committee deems it advisable, the Committee may delegate its authority under this Section 3 to persons other than its members to the extent permitted by applicable law, except that no such delegation shall be permitted with respect to the participation in the Plan of persons who are subject to Section 16 of the Exchange Act. Any person to whom the Committee delegates its authority under this Section 3 may receive Awards only if the Awards are granted directly by the Committee without delegation.

SECTION 4.  MAXIMUM AMOUNT AVAILABLE FOR AWARDS.

    (a) BASIC LIMITATION. Subject to the provisions of subsections (b) through
(g) of this Section 4, the maximum number of Shares in respect of which Awards may be granted is 12,500,000 Shares.

    (b) ADDITIONAL SHARES. In addition to the Shares authorized by Section 4(a) hereof, the following Shares may be the subject of Awards under the Plan:

        (1) SURRENDER OF SHARES. If a Participant tenders, or has withheld, Shares in payment of all or part of the option price under an Option granted under the Plan or a Prior Plan, or in satisfaction of withholding tax obligations, the Shares tendered by the Participant or so withheld shall become available for Awards.

        (2) FORFEITURE OF SHARES. If Shares that are issued under the Plan, or a Prior Plan are subsequently forfeited (or if an Award with respect to Shares is forfeited) in accordance with the terms of the Award, the forfeited Shares shall immediately become available for Awards.

        (3) PAYMENT OF CASH IN LIEU OF SHARES. To the extent that cash is paid pursuant to an Award in lieu of Shares, the Shares covered by the Award shall become available for Awards.

    (c) AGGREGATE LIMITATIONS ON RESTRICTED STOCK AND ISOS. Subject to the adjustment provisions of Section 4(f) hereof, not more than 10% of the Shares in respect of which Awards may be granted may be the subject of Awards of Restricted Stock, and in any Plan Year no more than 200,000 Shares may be the subject of ISOs.

    (d) INDIVIDUAL LIMITATIONS ON OPTIONS. Subject to the adjustment provisions in Section 4(f) hereof, an individual Participant may not receive, in any Plan Year, Options with respect to more than 500,000 Shares.

    (e) SHARES AVAILABLE FOR ISSUANCE. Shares of Common Stock may be made available from the authorized but unissued Shares or from Shares held in the Company's treasury and not reserved for some other purpose. If an Award is payable solely in cash, no Shares shall be deducted from the number of Shares available for issuance under this Section 4 by reason of that Award.

    (f) ADJUSTMENT FOR CORPORATE TRANSACTIONS. If the Committee determines that any Corporate Transaction affects the Common Stock such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits available under the Plan, the Committee may, in such manner as the Committee deems equitable, adjust any or all of

        (1) the number and kind of shares that thereafter may be made the subject of Awards,

        (2) the number and kinds of shares that are subject to outstanding Awards, and

        (3) the grant, exercise, or conversion price with respect to any of the foregoing.

    Any shares received as a result of a Corporate Transaction affecting Restricted Stock shall have the same status, be subject to the same restrictions, and bear the same legend as the Restricted Stock with respect to which the shares were issued. Additionally, the Committee may make provisions for a cash payment to a Participant or other person holding an outstanding Award. However, the number of shares subject to any Award shall always be a whole number.

    (g) ACQUISITIONS. Any Shares underlying awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or a Subsidiary or Affiliate or with which the Company or a Subsidiary or Affiliate combines, shall not, unless required by law or regulation, be counted against the Shares available for Awards under the Plan.

SECTION 5.  STOCK OPTIONS.

    (a) GRANT. The Committee shall have the authority to grant both Incentive Stock Options and Nonstatutory Stock Options; provided that Incentive Stock Options may not be granted to any Eligible Employee who is not an employee of the Company or one of its Subsidiaries at the time of grant.

    (b) EXERCISE PRICE. The Committee shall establish the exercise price at the time each Option is granted, which price shall not be less than 100% of the fair market value of the Shares subject to the Option on the date of grant. Except as provided in Section 4(f), the Committee may not reprice Options without the approval of the Company's shareholders.

    (c) EXERCISE. Each Option shall be exercised at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter; provided that unless the Option becomes vested earlier pursuant to Section 11 or 12(d) hereof, an Option may not be exercised in whole or in part during the twelve-month period commencing with the date on which the Option was granted. The Committee may impose such conditions on the exercise of Options as it determines to be appropriate, including, without limitation, conditions relating to the application of federal or state securities laws. No Shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the exercise price therefor. Without limiting the generality of the foregoing, payment of the exercise price may be made in cash or, if and to the extent permitted by the Committee, by exchanging Shares owned (without restriction for a period of at least six months), or the ownership of which is attested to, by the optionee (which are not the subject of any pledge or other security interest and which are fully vested), or by a combination of the foregoing, provided that the combined value of all cash and the fair market value of any Shares tendered to the Company, valued as of the date of such tender, is at least equal to the exercise price.

    (d) TERM. An Option shall be exercisable for a term determined by the Committee, which shall not be longer than ten years from the date on which the Option is granted.

    (e) TERMINATION OF EMPLOYMENT. An Option shall be exercisable following the termination of a Participant's employment to the extent determined pursuant to Sections 11 and 12(d) hereof, provided that

        (1) If the Participant's employment terminates due to the Participant's retirement with the approval of the Company, the Participant (or, following the Participant's death, the Participant's beneficiary or personal representative) may exercise any Option held by the Participant at the time of such termination, to the extent such Option is vested in accordance with the terms of the Option and Sections 11 and 12(d) hereof, for a period of three years following such termination (but not after the date the Option otherwise expires).

        (2) If the Participant's employment terminates due to the Participant's death or Disability, the Participant (or, following the Participant's death, the Participant's beneficiary or personal representative) may exercise any Option held by the Participant at the time of such termination, to the extent such Option is vested in accordance with the terms of the Option and Sections 11 and 12(d) hereof, for a period of one year following such termination (but not after the date the Option otherwise expires).

        (3) If the Participant's employment terminates for any reason not described in Section 5(e)(1) or (2) hereof, the Participant (or, following the Participant's death, the Participant's beneficiary or personal representative) may exercise any Option held by the Participant at the time of such termination, to the extent such Option is vested in accordance with the terms of the Option and Sections 11 and 12(d) hereof, for a period of three months following such termination (but not after the date the Option otherwise expires).

SECTION 6.  RESTRICTED STOCK.

    (a) GRANT. Each Share of Restricted Stock shall be subject to the following terms and conditions, and to such additional terms and conditions as the Committee shall deem appropriate; provided that none of these additional terms and conditions shall be more favorable to a Participant than the terms and conditions set forth herein.

    (b) RIGHTS OF PARTICIPANT. A Participant to whom Restricted Stock has been granted shall have absolute ownership of such shares, including the right to vote the same and to receive dividends thereon, subject to the terms, conditions, and restrictions described in the Plan and in the Award.

    (c) RESTRICTIONS. Until the restrictions set forth in this subsection (c) shall lapse, Restricted Stock shall be subject to the following conditions:

        (1) Restricted Stock shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of; and

        (2) if the Participant ceases to be an Employee for any reason, except as provided in Sections 11 and 12(d) hereof, any Restricted Stock that had been delivered to, or held in custody for, the Participant shall be returned to the Company forthwith, accompanied by any instrument of transfer requested by the Company, and all of the rights of the Participant with respect to such Shares shall immediately terminate without any payment of consideration by the Company.

    (d) LAPSE OF RESTRICTIONS. Unless the Restricted Stock vests earlier pursuant to Section 11 or 12(d) hereof, the restrictions set forth in Section 6(c) hereof shall lapse at the end of the Restricted Period.

    (e) AGREEMENT BY PARTICIPANT REGARDING WITHHOLDING TAXES. Each Participant who receives Restricted Stock shall agree that, subject to the provisions of
Section 6(c) hereof:

        (1) no later than the date of the lapse of the restrictions set forth in
    Section 6(c) hereof (and any additional restrictions set forth in the Award of the Restricted Stock), the Participant will pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any taxes of any kind required by law to be withheld with respect to the Restricted Stock, and

        (2) the Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due to the Participant any taxes of any kind required by law to be withheld with respect to the Restricted Stock. A Participant may irrevocably elect to have any withholding tax obligation satisfied by

           (A) having the Company withhold shares otherwise deliverable to the Participant in connection with the Award of Restricted Stock, or

           (B) delivering to the Company such Restricted Stock or delivering to the Company other Shares; provided that the Committee may, in its sole discretion, disapprove any such election.

    (f) ELECTION TO RECOGNIZE GROSS INCOME IN YEAR OF GRANT. If a Participant properly elects, within 30 days of the date of grant of Restricted Stock, to include in gross income for federal income tax purposes an amount equal to the fair market value of the Shares awarded on the date of grant, he shall make arrangements satisfactory to the Committee to pay in the year of such grant any taxes required to be withheld with respect to such Shares. If he fails to make the payments, the Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct from any payments of any kind

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otherwise due to the Participant any taxes of any kind required by law to be withheld with respect to the Shares.

    (g) FOREIGN LAWS. Notwithstanding any provisions of the Plan to the contrary, if Restricted Stock is to be awarded to a Participant who is subject to the laws, including but not limited to the tax laws, of any country other than the United States, the Committee may, in its discretion, direct the Company to sell, assign, or otherwise transfer the Restricted Stock to a trust or other entity or arrangement, rather than grant the Restricted Stock directly to the Participant.

SECTION 7.  PERFORMANCE UNITS.

    (a) GRANT. The Committee shall have the authority to determine the number of Performance Units to be granted to a Participant and the other terms and conditions of the Performance Units. The Performance Units shall become vested upon the determination by the Committee that the performance objectives established by the Committee for the Performance Units have been attained, in whole or in part. Payment (if any) with respect to a Performance Unit shall be made as soon as administratively practicable after the conclusion of the applicable Performance Period. An individual Participant may not participate in more than three Performance Periods at any one time.

    (b) PERFORMANCE OBJECTIVES. The performance objectives shall relate to the achievement of performance objectives relating to one or more of the following criteria:

        (1) cumulative compound operating profit growth;

        (2) total return to shareholders;

        (3) return on equity;

        (4) increase in revenue;

        (5) net operating income;

        (6) cash flow; or

        (7) any other criteria selected by the Committee; provided that any such other criteria shall not apply to an Award to a "covered employee" within the meaning of Section 162(m)(3) of the Code. The performance objectives may relate to the performance of (A) the Company, (B) a Subsidiary, (C) an Affiliate, (D) a division or unit of the Company, any Subsidiary, or any Affiliate, (E) an office, group of agencies, or all or part of any agency system, (F) the Participant, or (G) any combination of the foregoing, over a Performance Period established by the Committee, as measured either in absolute terms or in comparison with the performance of other companies. Partial achievement of the objective(s) may result in a payment corresponding to the degree of achievement.

    (c) MAXIMUM PAYMENT. The maximum amount that may be paid to any Participant in respect of an Award of Performance Units shall be $4 million for a three-year Performance Period. If the Performance Period is longer or shorter than three years, the $4 million limit shall be proportionately increased or reduced to reflect the length of the Performance Period. Payment may be made in cash, in Shares, or both, as determined by the Committee.

    (d) TERMINATION OF EMPLOYMENT. The rights of a Participant with respect to an Award of Performance Units outstanding at the time of the termination of the Participant's employment shall be governed by Sections 11 and 12(d) hereof.

    (e) INTERPRETATION. Notwithstanding any other provision of this Section 7 to the contrary, if an Award of Performance Units is intended at the time of grant to be "other performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code, and if the Committee's authority to exercise any discretion under this Section 7 with respect to the Award would cause the Award to fail to qualify as "other

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performance-based compensation," the Committee shall not be entitled to exercise such discretion with respect to that Award.

SECTION 8.  MANAGEMENT INCENTIVE COMPENSATION PERFORMANCE AWARDS

    (a) INCENTIVE FUND DETERMINATION. MICP Awards may be made in the sole discretion of the Committee except that the fund available for such Awards with respect to any one Plan Year may not exceed 5% of the amount by which the consolidated income (excluding extraordinary gains and income taxes applicable thereto) before income taxes of the Company and its subsidiaries on a worldwide basis, adjusted for all extraordinary losses after income tax effects, and before provision for such incentive compensation, exceeds 15% of the average equity capital of the Company in the Plan Year immediately preceding the Plan Year with respect to which the Awards are made (the "Preceding Year"). For purposes of this Section 8(a), average equity capital shall be determined by averaging equity capital as at the first business day of the Preceding Year, the last day of June, and the last day of December of the Preceding Year (assuming conversion of all outstanding convertible debentures). No MICP Award shall be made unless the Award is approved by the Committee in its sole discretion.

    (b) DETERMINATION OF MICP AMOUNTS. The Committee shall consider one or more of the following factors in determining the amount of the MICP Awards:

        (1) Achievement of the annual worldwide business plan adopted by the Company

        (2) Contribution to clients' business

           (A) Improvement in the quality of work produced

           (B) Improvement in efficiency

        (3) Financial factors

           (A) Operating margin

           (B) Level of or growth in revenue

           (C) Level of or growth in operating profit

        (4) Individual performance

    (c) MAXIMUM INDIVIDUAL MICP AWARDS. The maximum individual MICP Award permitted, with respect to any Plan Year, is $5,000,000.

    (d) FORM AND TIMING OF MICP AWARDS. The Committee shall be responsible for determining the form and timing of MICP Awards under the Plan. In its discretion, the Committee may make any Award wholly in cash, wholly in Shares, or partly in cash and partly in Shares. For purposes of Section 8(a) hereof, any Shares awarded under this Section 8 shall be valued by using the average closing price of the Shares on the New York Stock Exchange on the last ten trading days of the calendar month preceding the month in which the Shares are awarded. Individual MICP Awards shall be paid on a current basis except that, in any instance, the Committee may direct that up to 75% of an individual's Award be paid on a deferred basis subject to such terms and conditions as the Committee may prescribe. MICP Awards shall normally be made as soon as possible after the end of each Plan Year.

SECTION 9.  SHARES IN LIEU OF CASH.

    The Committee may grant Awards of Shares in lieu of all or part of any compensation otherwise payable in cash to an Eligible Employee by the Company or any Subsidiary or Affiliate. If Shares are issued in lieu of cash, the number of Shares to be issued shall be equal to the number of whole Shares that have an aggregate fair market value (determined on the date the cash otherwise would have been payable) equal to or less than the amount of such cash.

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SECTION 10.  DIVIDEND EQUIVALENTS.

    The Committee may grant to a Participant, in connection with any Award, Dividend Equivalents, which may be paid in cash, in Shares, or both, and which may be paid on a current, deferred, or contingent basis, as determined by the Committee in its discretion.

SECTION 11.  TERMINATION OF EMPLOYMENT.

    If the Participant's employment terminates for any reason, the Participant (or, following the Participant's death, the Participant's beneficiary or personal representative) shall be vested only in the portion of the Award (if any) in which the Participant was vested immediately before the termination of the Participant's employment except to the extent that the Committee in its sole discretion determines otherwise. Notwithstanding the preceding sentence, and subject to Section 12(d) hereof, the Committee may not determine that an Award shall be vested before the first anniversary of the date on which the Award was granted unless the Participant's employment terminated due to retirement, death, or Disability.

SECTION 12.  GENERAL PROVISIONS.

    (a) AWARDS. Each Award hereunder shall be evidenced in writing. The written terms of the Award shall be delivered to the Participant and shall incorporate the terms of the Plan by reference and specify the terms and conditions thereof and any rules applicable thereto.

    (b) WITHHOLDING. The Company shall have the right to deduct from all amounts paid to a Participant in cash (whether under the Plan or otherwise) any taxes required by law to be withheld in respect of Awards under the Plan. In the case of any Award satisfied in the form of Common Stock, no Shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any withholding tax obligations applicable with respect to such Award. Without limiting the generality of the foregoing and subject to such terms and conditions as the Committee may impose, the Company shall have the right to retain, or the Committee may, subject to such terms and conditions as it may establish from time to time, permit Participants to elect to tender, Common Stock (including Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.

    (c) NONTRANSFERABILITY. Unless the Committee shall permit (on such terms and conditions as it shall establish) an Award to be transferred to a member of the Participant's immediate family or to a trust, partnership, corporation, or similar vehicle the parties in interest in which are limited to the Participant and members of the Participant's immediate family (collectively, the "Permitted Transferees"), no Award shall be assignable or transferable except by will or the laws of descent and distribution, and except to the extent required by law, no right or interest of any Participant shall be subject to any lien, obligation or liability of the Participant. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant or, if applicable, the Permitted Transferees.

    (d) CHANGE OF CONTROL. Upon the occurrence of a Change of Control, all Awards then outstanding shall immediately become fully vested.

    (e) NO RIGHT TO EMPLOYMENT. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company, any Subsidiary or any Affiliate. Further, the Company and each Subsidiary and Affiliate expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any agreement entered into with respect to an Award.

    (f) NO RIGHTS TO AWARDS; NO SHAREHOLDER RIGHTS. No Participant or Eligible Employee shall have any claim to be granted any Award under the Plan, and there is no obligation of uniformity of treatment of Participants and Eligible Employees. Subject to the provisions of the Plan and the applicable Award, no person shall have any rights as a shareholder with respect to any Shares of Common Stock to be issued under the Plan prior to the issuance thereof.

    (g) FOREIGN BENEFITS. The Committee may grant Awards to Eligible Employees of the Company and its Subsidiaries and Affiliates who reside in jurisdictions outside the United States. The Committee may adopt such supplements to the Plan as may be necessary to comply with applicable laws of such jurisdictions and to afford participants favorable treatment under such laws; provided that no Award shall be granted under any such supplement on the basis of terms or conditions that are inconsistent with provisions of the Plan.

    (h) AMENDMENT OF PLAN. The Board or the Committee may amend, suspend, or terminate the Plan or any portion thereof at any time; provided that no amendment shall be made without shareholder approval if (1) shareholder approval is required by law or (2) if the amendment would increase the number of Shares available for Awards under the Plan, except pursuant to Section 4(f) hereof. Without the written consent of an affected Participant, no termination, suspension, or modification of the Plan shall adversely affect any right of such Participant under the terms of an Award granted before the date of such termination, suspension, or modification.

    (i) APPLICATION OF PROCEEDS. The proceeds received by the Company from the sale of Shares under the Plan shall be used for general corporate purposes.

    (j) COMPLIANCE WITH LEGAL AND EXCHANGE REQUIREMENTS. The Plan, the grant and exercise of Awards thereunder, and the other obligations of the Company under the Plan, shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the grant and exercise of Awards, the issuance or delivery of Shares under any Award or any other action permitted under the Plan to permit the Company, with reasonable diligence, to complete such stock exchange listing or registration or qualification of Shares or other required action under any federal or state law, rule, or regulation and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules, and regulations. The Company shall not be obligated by virtue of any provision of the Plan to recognize the exercise of any Award or otherwise to sell or issue Shares in violation of any such laws, rules, or regulations; and any postponement of the exercise or settlement of any Award under this provision shall not extend the term of such Awards, and neither the Company nor its directors or officers shall have any obligation or liability to the Participant with respect to any Award (or stock issuable thereunder) that shall lapse because of such postponement.

    (k) DEFERRALS. The Committee may postpone the exercise of Awards, the issuance or delivery of Shares, the payment of cash under any Award, or any action permitted under the Plan to prevent the Company or any of its Subsidiaries or Affiliates from being denied an income tax benefit with respect to any Award. The Committee also may establish rules under which a Participant may elect to postpone receipt of Shares or cash under any Award.

    (l) SEVERABILITY OF PROVISIONS. If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and the Plan shall be construed and enforced as if such provision had not been included.

    (m) INCAPACITY. Any benefit payable to or for the benefit of a minor, an incompetent person, or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge any liability or obligation of the Committee, the Board, the Company, and all other parties with respect thereto.

    (n) RULES OF CONSTRUCTION. Whenever used in the Plan, words in the masculine gender shall be deemed to refer to females as well as to males; words in the singular shall be deemed to refer also to the plural; and references to a statute or statutory provision shall be construed as if they referred also to that provision (or to a successor provision of similar import) as currently in effect, as amended, or as reenacted.

    (o) HEADINGS AND CAPTIONS. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

    (p) APPLICABLE LAW. The validity, construction, interpretation, administration, and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of New York (without regard to its rules regarding choice of law).

    (q) EFFECTIVE DATE. The Plan shall become effective on the date the Plan is approved by the Company's shareholders. No Awards may be granted under the Plan after the annual meeting of the Company's shareholders in 2007; provided that any Awards granted before such annual meeting shall continue in effect thereafter in accordance with the terms of the Awards and the Plan. Upon shareholder approval of the Plan, no further awards may be made under The Interpublic Group of Companies, Inc. 1997 Stock Incentive Plan.

                                                                      APPENDIX B

                    THE INTERPUBLIC GROUP OF COMPANIES, INC.

                            AUDIT COMMITTEE CHARTER

    The Audit Committee ("the Committee") of the Board of Directors ("the Board") of The Interpublic Group of Companies, Inc. ("the Company"), will have the oversight responsibility, authority and specific duties as described below.

COMPOSITION

    The Committee will be comprised of three or more directors as determined by the Board. The members of the Committee will meet the independence and experience requirements of the New York Stock Exchange (NYSE). The members of the Committee will be elected annually at the organizational meeting of the full Board held in May and will be listed in the annual report to shareholders. One of the members of the Committee will be elected Committee Chair by the Board.

RESPONSIBILITY

    The Committee is a part of the Board. Its primary function is to assist the Board in fulfilling its oversight responsibilities with respect to (i) the annual financial information to be provided to shareholders and the Securities and Exchange Commission (SEC); (ii) the system of internal controls that management has established; and (iii) the internal and external audit process. In addition, the Committee provides an avenue for communication between internal audit, the independent accountants, financial management and the Board. The Committee should have a clear understanding with the independent accountants that they must maintain an open and transparent relationship with the Committee, and that the ultimate accountability of the independent accountants is to the Board and the Committee. The Committee will make regular reports to the Board concerning its activities.

AUTHORITY

    Subject to the prior approval of the Board, the Committee is granted the authority to investigate any matter or activity involving financial accounting and financial reporting, as well as the internal controls of the Company. In that regard, the Committee will have the authority to approve the retention of external professionals to render advice and counsel in such matters. All employees will be directed to cooperate with respect thereto as requested by members of the Committee.

    While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

MEETINGS

    The Committee is to meet at least four times annually and as many additional times as the Committee deems necessary. Content of the agendas for each meeting should be cleared by the Committee Chair. The Committee is to meet in separate executive sessions with the chief financial officer, independent accountants and internal audit at least once each year and at other times when considered appropriate.

ATTENDANCE

    Committee members will strive to be present at all meetings. As necessary or desirable, the Committee Chairman may request that members of management and representatives of the independent accountants and internal audit be present at Committee meetings.

SPECIFIC DUTIES

    The Committee will:

    1. Review and reassess the adequacy of this charter annually and recommend any proposed changes to the Board for approval. This should be done in compliance with applicable NYSE Audit Committee Requirements.

    2. Review with Company's management, internal audit and independent accountants the Company's accounting and financial reporting controls. Obtain annually in writing from the independent accountants their opinion as to the adequacy of such controls.

    3. Review with the Company's management, internal audit and independent accountants significant accounting and reporting principles, practices and procedures applied by the Company in preparing its financial statements. Discuss with the independent accountants their judgements about the quality, not just the acceptability, of the Company's accounting principles used in financial reporting.

    4. Review the scope of internal audit's work plan for the year and receive a summary report of major findings by internal auditors and how management is addressing the conditions reported.

    5. Review the scope and general extent of the independent accountant's annual audit. The Committee's review should include an explanation from the independent accountants of the factors considered by the accountants in determining the audit scope, including the major risk factors. The Committee should inquire of the independent accountants as to whether the audit scope is sufficiently comprehensive, as compared with comparable public companies and current practice, and confirm to the Committee that no limitations have been placed on the scope or nature of their audit procedures. The Committee will review annually with management the fee arrangement with the independent accountants.

    6. Inquire as to the independence of the independent accountants. In addition, review the extent of non-audit services provided by the independent accountants in relation to the objectivity needed in the independent audit. Receive the written disclosure and letter from the Company's independent accountants contemplated by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committee.

    7. Have a predetermined arrangement with the independent accountants that they will advise the Committee through its Chair and management of the Company of any matters identified through procedures followed for interim quarterly financial statements, and that such notification is to be made prior to the related press release and if not practicable prior to filing Forms 10-Q. Also receive a written confirmation from the independent accountants at the end of each of the first three quarters of the year that they have nothing to report to the Committee, if that is the case, or written enumeration of required reporting issues.

    8. At the completion of the annual audit, review with management, internal audit and the independent accountants the following:

    - The annual financial statements and related footnotes and financial information to be included in the Company's annual report on Form 10-K and its annual report to shareholders.

    - Results of the audit of the financial statements and the related report thereon and, if applicable, a reporting on changes during the year in accounting principles and their applications.

    - Significant changes to the audit plan, if any, and any serious disputes or difficulties with management encountered during the audit. Inquire about the cooperation of the independent accountants during their audit, including access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management which, if not satisfactorily resolved, would have caused them to issue a nonstandard report on the Company's financial statements.

    - Other communications as required to be communicated by the independent accountants by Statement of Auditing Standards No. 61 as amended by SAS 90 relating to the conduct of the audit. Further, receive a written communication provided by the independent accountants concerning their judgment about the quality of the Company's accounting principles, as outlined in SAS 90 and that they concur with management's representation concerning audit adjustments.

    9. After preparation by management and review by the internal and external auditors, approve the report required under SEC rules to be included in the Company's annual proxy statement. Charter is to be published in proxy statement every three years.

    10. Discuss with the independent accountants the quality of the Company's financial and accounting personnel. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Company's needs.

    11. Meet with management, internal audit and the independent accountants to discuss any relevant significant recommendations that the independent accountants may have, particularly those characterized as 'material' or 'serious'. Typically, such recommendations will be presented by the independent accountants in the form of a Letter of Comments and Recommendations to the Committee. The Committee should review responses of management to the Letter of Comments and Recommendations from the independent accountants and receive follow-up reports on action taken to resolve the aforementioned recommendations.

    12. Recommend to the Board the selection, retention or termination of the Company's independent accountants.

    13. Review the appointment and replacement of the senior Internal Audit executive.

    14. Review with management, internal audit and the independent accountants the methods used to establish and monitor the Company's policies to prohibit unethical or illegal activities by Company employees that may have a material impact on the financial statements.

    15. Generally as part of the review of the annual financial statements, receive an oral report(s), at least annually, from the Company's General Counsel concerning legal and regulatory matters that may have a material impact on the financial statements.

    Specific duties required of the Committee, which are highlighted for your review.

    The Committee will:

    - Include Audit Committee Report in the Company's annual proxy statement

    - Reassess the adequacy of the Charter annually

    - Make a written confirmation to the NYSE concerning directors' independence, financial literacy and expertise

    - Obtain in writing from independent accountants their opinion as to adequacy of controls

    - Review any comment letters received from the NYSE or SEC

    - Receive notification from independent accountants prior to release of quarterly financial statements, in compliance with SAS 71.

    - Receive written communication from independent accountants as required by SAS 61, 89, 90 and SEC SAB 99 on Materiality and quality of accounting principles.

                    THE INTERPUBLIC GROUP OF COMPANIES, INC.

P        PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
R        OF
O        THE COMPANY FOR ANNUAL MEETING OF STOCKHOLDERS, MAY 20,
X        2002
Y        The undersigned hereby constitutes and appoints John J.
         Dooner, Jr., Sean F. Orr and Nicholas J. Camera, and each of them, his true and lawful agents and proxies, with full
         power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of THE INTERPUBLIC
         GROUP OF COMPANIES, INC. to be held in The Equitable Center,
         787 Seventh Avenue, New York, New York, on Monday, May 20,
         2002 at 9:30 A.M. Eastern Time, and at any adjournments
         thereof, on all matters to come before the meeting. If you are a participant in the True North Communications Inc.
         Retirement Plan (the 'Plan'), this card also constitutes
         voting instructions by the undersigned to Fidelity
         Management Trust Company ('Fidelity'), the trustee of the
         trust maintained under the Plan, for all shares held of
         record by Fidelity as to which the undersigned is entitled to direct the voting. Any shares for which voting
         instructions are not timely received, and as respects any
         unallocated shares held under the Plan, Fidelity will cause all such shares to be voted in the same proportion as it
         votes shares for which timely instructions are received.

         Election of Directors. Nominees:

         01. Frank J. Borelli, 02. Reginald K. Brack, 03. Jill M.
         Considine, 04. John J. Dooner, Jr., 05. Richard A.
         Goldstein, 06. H. John Greeniaus, 07. Sean F. Orr,
         08. Michael I. Roth, 09. J. Phillip Samper

         YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE
         APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK
         ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD
         OF DIRECTORS' RECOMMENDATIONS. HOWEVER, THE PROXY HOLDERS
         CANNOT VOTE YOUR SHARES UNLESS YOU SIGN, DATE AND RETURN
         THIS CARD.

                                                              SEE REVERSE
                                                                  SIDE

TRIANGLE FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL
                                    TRIANGLE

                    THE INTERPUBLIC GROUP OF COMPANIES, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

                                  MAY 20, 2002

                                   9:30 A.M.

                              THE EQUITABLE CENTER
                               787 SEVENTH AVENUE
                               NEW YORK, NEW YORK

X        PLEASE MARK YOUR                                           0279
         VOTES AS IN THIS
         EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF EACH OF THE DIRECTOR NOMINEES, FOR PROPOSALS 2 AND 3, AGAINST PROPOSAL 4 AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTER AS MAY PROPERLY COME BEFORE THE MEETING.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3 AND AGAINST
                                  PROPOSAL 4.

1. ELECTION OF DIRECTORS: (SEE REVERSE)                       FOR  WITHHELD

For, except vote withheld from the following nominee(s):

2. Adoption of 2002 Performance Incentive Plan.               FOR   AGAINST   ABSTAIN

3. Confirmation of PricewaterhouseCoopers as independent      FOR   AGAINST   ABSTAIN
  accountants for 2002.

4. Approval of Proposed Shareholder Resolution on Northern    FOR   AGAINST   ABSTAIN
  Ireland.

Signature                                         Date              The signer hereby revokes all
                                                                    proxies heretofore given by the
                                                                    signer to vote at said meeting
                                                                    or any adjournments thereof.
Note: Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

TRIANGLE FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL
                                    TRIANGLE

                         VOTE BY TELEPHONE OR INTERNET
                          QUICK *** EASY *** IMMEDIATE

You also may take advantage of two new cost-effective and convenient ways to vote your shares.

You may now vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. YOUR TELEPHONE OR INTERNET VOTE MUST BE RECEIVED BY 12:00 MIDNIGHT NEW YORK TIME ON MAY 19, 2002.

Your telephone or Internet vote authorizes the proxies named on the above proxy card to vote your shares in the same manner as if you marked, signed, and returned your proxy card by mail.

VOTE BY PHONE:                   ON A TOUCH-TONE TELEPHONE DIAL 1-877-PRX-VOTE
                                 (1-877-779-8683) FROM THE U.S. AND CANADA OR
                                 DIAL 201-536-8073 FROM OTHER COUNTRIES.

                                 You will be asked to enter the VOTER CONTROL NUMBER
                                 located in the box just below the perforation on the proxy card. Then follow the instructions.

                                                              OR

VOTE BY INTERNET:                POINT YOUR BROWSER TO THE WEB ADDRESS:
                                 HTTP://WWW.EPROXYVOTE.COM/IPG
                                 You will be asked to enter the VOTER CONTROL NUMBER
                                 located in the box just below the perforation on the proxy card. Then follow the instructions.

                                                              OR

VOTE BY MAIL:                    Mark, sign and date your proxy card and return
                                 it in the postage-paid envelope.

 IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET, PLEASE DO NOT MAIL YOUR PROXY
                                     CARD.